U.S. Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-12

POWERSECURE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Powersecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 1, 2009

To Our Stockholders:
     The 2009 Annual Meeting of Stockholders of POWERSECURE INTERNATIONAL, INC. will be held at the Hampton Inn Hotel, 1904 South Horner Boulevard, Sanford, North Carolina, on Monday, June 1, 2009, at 9:00 a.m., local time, for the following purposes:
1.	To elect two directors, each to serve for a term of three years and until his successor is duly elected and qualified;

2.	To ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
     These items of business are more fully described in the proxy statement accompanying this notice.
     The board of directors has fixed the close of business on April 6, 2009 as the record date for determining the stockholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting.

By Order of the Board of Directors,

Sidney Hinton
President and Chief Executive Officer

Wake Forest, North Carolina
April 17, 2009

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. You are requested to sign and date the enclosed proxy card and return it promptly in the enclosed, self-addressed stamped envelope, which requires no postage if mailed in the United States, or to submit your proxy by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Proxy Materials and the Annual Meeting beginning on page 1 of the proxy statement and the instructions on the proxy card. If you attend the Annual Meeting and so desire, you may revoke your proxy and vote your shares in person.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders To Be Held on June 1, 2009:
The proxy statement and our 2008 Annual Report to Stockholders are available at
www.edocumentview.com/powr.

ii

Powersecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587

PROXY STATEMENT
For The
2009 Annual Meeting of Stockholders
To Be Held On June 1, 2009

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Why am I receiving these materials?
     The board of directors of PowerSecure International, Inc. (“PowerSecure,” “we,” “our” or “us”) is providing these proxy materials to you in connection with the board’s solicitation of proxies for use at our 2009 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place at the Hampton Inn Hotel, 1904 South Horner Boulevard, Sanford, North Carolina, on Monday, June 1, 2009, at 9:00 a.m., local time. As a stockholder of record as of the close of business on April 6, 2009, the record date for the Annual Meeting, you are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. We began mailing this proxy statement, the accompanying proxy card and the notice of Annual Meeting on or about April 17, 2009.
What information is contained in this proxy statement?
     The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our corporate governance, the compensation of our directors and of our most highly compensated executive officers, and certain other required information. Our 2008 Annual Report to Stockholders, notice of the Annual Meeting and a proxy card are also enclosed.
What proposals will stockholders vote on at the Annual Meeting?
     Stockholders will vote on two proposals at the Annual Meeting:
•	the election of two directors, each to serve for a term of three years and until his successor is duly elected and qualified; and

•	the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2009 fiscal year.
     We will also consider any other business that properly comes before the Annual Meeting, although we are not aware of any other business as of the date of this proxy statement.
How does the board of directors recommend that I vote my shares?
     Our board of directors recommends that you vote your shares:
•	“FOR” the election of each of the two nominees to the board of directors; and

•	“FOR” the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2009 fiscal year.
Who is entitled to vote at the Annual Meeting?
     Each holder of record of shares of our common stock as of the close of business on April 6, 2009, which is the record date for the Annual Meeting, is entitled to vote at the Annual Meeting. You may vote all shares owned by you as of the record date, including (1) shares that are held directly in your name as the stockholder of record, and (2) shares that are held for you as the beneficial owner in street name though a broker, bank, trustee or other nominee. You may cast one vote for each share of common stock that you held on the record date. On the record date, 17,081,608 shares of common stock were outstanding and entitled to vote.
What is the difference between holding shares as a “stockholder of record” and as a beneficial owner in “street name”?
     These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” of those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described on the proxy card and as described below under the heading “How can I vote my shares without attending the Annual Meeting?”
     If your shares are held in the name of a broker, bank, trustee or other nominee as a custodian, then you are considered the beneficial owner of those shares, which are held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, which is considered the stockholder of record. As the beneficial owner, you have the right to direct your broker or other nominee how to vote those shares, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record of those shares, you may not vote those shares in person at the Annual Meeting unless you obtain a legal proxy from the broker or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Your broker or other nominee has enclosed or provided voting instructions for you to use in directing your broker or other nominee how to vote your shares.
Can I attend the Annual Meeting?
     You are entitled and invited to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner of shares held in street name as of the record date or hold a valid proxy for the Annual Meeting.
Can I vote my shares in person at the Annual Meeting?
     If you are a stockholder of record as of the record date, you may vote your shares in person at the Annual Meeting. If you are a beneficial owner of shares held in street name as of the record date, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy from the broker or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.
How can I vote my shares without attending the Annual Meeting?
     Whether you hold shares directly as the stockholder of record or as a beneficial owner in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy by one of the methods described below. Proxy cards must be received by the time of the Annual Meeting in order for your shares to be voted. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker or other nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker or other nominee.
     By Internet—Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 1:00 a.m., Central Time, on June 1, 2009. Most stockholders who hold shares beneficially in street name may vote by accessing the web site specified on the voting instruction cards provided by their brokers or other nominees. Please check the voting instruction card for Internet voting availability.
     By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by following the “Vote by Telephone” instructions on their proxy cards until 1:00 a.m., Central Time, on June 1, 2009. Most stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by telephone by calling the number specified on the voting instruction cards provided by their brokers or other nominees. Please check the voting instruction card for telephone voting availability.
     By Mail—Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers or other nominees and mailing them in the accompanying pre-addressed envelopes.

Can I revoke or change my vote after I submit my proxy?
     You may revoke or change your vote by taking any of the following actions before your shares are voted at the Annual Meeting:
•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	delivering a written notice of revocation to our Secretary; or

•	attending the Annual Meeting and voting your shares in person, although attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.
     For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee granting you the right to vote your shares, by attending the Annual Meeting and voting in person.
How will my shares be voted if I do not specify how they should be voted?
     If you provide specific voting instructions, your shares will be voted as you specify. If you sign and return your proxy card at or prior to the Annual Meeting without specifying how your shares are to be voted, your shares will be voted as follows:
•	“FOR” the election of the two nominees to the board of directors; and

•	“FOR” the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2009 fiscal year.
What is the quorum requirement for the Annual Meeting?
     The quorum requirement is the minimum number of shares that must be present for us to hold and transact business at the Annual Meeting. For a quorum to exist, the holders of a majority of the shares of common stock outstanding as of the record date must be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes, as discussed below, are counted as present for the purpose of determining the presence of a quorum.
How are broker non-votes, votes withheld and abstentions treated?
     Generally, “broker non-votes” occur on a matter when shares held of record by a broker or other nominee in street name for a beneficial owner are not voted on that matter because the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote those shares on that matter. A broker or other nominee is entitled to vote shares held for a beneficial owner on routine matters, such as the election of directors and the ratification of the independent registered public accounting firm, without instructions from the beneficial owner of those shares. However, a broker may not be entitled to vote shares for a beneficial owner on certain non-routine items absent instructions from the beneficial owner of such shares. Broker non-votes count for the purposes of determining whether a quorum exists but do not count as entitled to vote with respect to an individual proposal and thus have no effect on the outcome of any matter.
     Votes withheld and abstentions are deemed present at the Annual Meeting and are counted for the purposes of determining whether a quorum exists. Votes withheld will have no effect on the outcome of the election of directors. Abstentions on a matter will have the same effect as a vote against that matter.
What vote is required to approve each proposal?
     The directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning that the two nominees for director that receive the highest number of “FOR” votes will be elected to the board of directors.
     The proposal to ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2009 fiscal year requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on that proposal.

Is cumulative voting permitted for the election of directors?
     No, you may not cumulate your votes for the election of directors.
What happens if additional matters are presented at the Annual Meeting?
     Other than the two proposals described in this proxy statement, as of the date of this proxy statement we are not aware of any other business to be acted upon at the Annual Meeting. If any additional matters are properly presented for a vote at the Annual Meeting, the persons appointed as proxies in the proxy card will have the discretionary authority to vote or act thereon in accordance with their best judgment.
Who will count the votes?
     A representative from Computershare Trust Company, N.A., our transfer agent, will count the votes and serve as the inspector of election at the Annual Meeting.
What should I do if I receive more than one set of voting materials?
     You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered differently or are held in more than one account. Please vote all your shares by signing, dating and returning each proxy card and voting instruction card that you receive.
How can I access the proxy materials and annual report electronically?
     The notice of Annual Meeting, this proxy statement and our 2008 Annual Report to Stockholders are available on the Internet at www.edocumentview.com/powr.
Where can I find the voting results for the Annual Meeting?
     We will announce preliminary voting results at the Annual Meeting and publish final results in our Quarterly Report on Form 10-Q for the second quarter ending June 30, 2009.
Who pays the costs of this proxy solicitation?
     We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, we may also solicit proxies in person or by mail, telephone, facsimile, electronic communication or other means of communication by our directors, officers and employees, but we will not provide any additional or special compensation for such soliciting activities. We will request that brokerage houses, banks, nominees, trustees and other custodians forward proxy solicitation materials for shares of common stock held of record by them to the beneficial owners of such shares, and, upon request, we will reimburse those custodians for their reasonable out-of-pocket expenses incurred in forwarding those materials.

CORPORATE GOVERNANCE
     We have long believed that good corporate governance principles and practices provide an important framework to ensure that our company is managed for the long-term benefit of our stockholders. Our board of directors continually reviews its corporate governance practices in light of changes and developments in laws and regulations, including the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission and the listing standards of The Nasdaq Stock Market, as well as best practices recommended by recognized authorities.
Corporate Governance Guidelines
     Our board of directors has adopted a set of Corporate Governance Guidelines, which are intended to formalize the corporate governance practices to which we adhere through our board of directors and committees of the board. Our board reviews our Corporate Governance Guidelines at least annually, and from time to time may revise our Corporate Governance Guidelines to reflect new laws, regulations, requirements and evolving corporate governance practices. Our Corporate Governance Guidelines are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
Director Independence
     Under our Corporate Governance Guidelines and as required by the listing standards of The Nasdaq Stock Market, a majority of the members of our board of directors must be “independent.” In order to assist it in determining the independence of our directors, our board has adopted a formal set of categorical standards, which we refer to as the Standards of Director Independence, based upon and consistent with the definitions of independent directors under applicable law, SEC rules and regulations (including Rule 10A-3 under the Securities Exchange Act of 1934) and the current listing standards of The Nasdaq Stock Market. Under these Standards of Director Independence, a director will only be considered independent if the director is not an executive officer or employee of our company and the board of directors affirmatively determines that the director has no relationship which, in the opinion of our board, would interfere with that director’s exercise of independent judgment in carrying out his responsibilities as a director. In making such determination, the board of directors considers all relevant facts and circumstances, including any transactions in which we participate and in which any director has any interest. Our Standards of Director Independence are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
     Based upon these Standards of Director Independence, the board of directors has affirmatively determined that four of its five members — Anthony D. Pell, Kevin P. Collins, John A. (Andy) Miller and Thomas J. Madden III, who are the non-management members of our board — are independent. Accordingly, a majority of the members of the board of directors is independent. In addition, our board has determined that each of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is independent. Our board also determined that Basil M. Briggs, who served as a director and as our non-executive Chairman of the Board until October 16, 2008, was independent, and that his service of our non-executive Chairman of the Board and his receipt of the related annual fee of $25,000 did not interfere with his exercise of independent judgment as a director while he served on our board.
     In making its independence determinations, our board concluded that Messrs. Collins, Miller and Madden have no relationships with us other than as directors and stockholders. Our board also determined that the relationship of Mr. Pell as our non-executive Chairman of the Board and his receipt of the related annual fee of $25,000 for 2008, which he voluntarily reduced to $12,500 for 2009, that we pay him for that role does not interfere with his exercise of independent judgment as a director. Accordingly, our board has affirmatively concluded and determined that Messrs. Pell, Collins, Miller and Madden are all independent within the meaning and definition of that term under our Standards of Director Independence and the listing requirements of The Nasdaq Stock Market.
Meetings of the Board of Directors
     Our board of directors meets regularly throughout the year and holds special meetings and acts by unanimous written consent whenever circumstances require. In 2008, our board of directors consisted of five members until October 16, 2008, when Basil M. Briggs, who was our non-executive Chairman of the Board, resigned from our board due to health reasons. Our board then consisted of four members until December 10, 2008, when our board appointed Thomas J. Madden III to serve as a director. Since then, our board of directors has consisted of five members.

     The board of directors held a total of 16 meetings during 2008. During 2008, each director attended more than 92% of the total number of meetings of the board and of the committees of the board on which he served, and the average attendance of all directors at all board and committee meetings during 2008 exceeded 98%.
Committees of the Board of Directors
     Our board of directors has established a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The membership of each committee and its functions, duties and responsibilities are discussed below. Each committee meets regularly and operates under a formal written charter that has been approved by our board, which periodically reviews these committee charters and amends them as it deems appropriate. These committee charters are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
     Audit Committee
     Our board of directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. During 2008, the members of the Audit Committee were Anthony D. Pell (Chairman), Kevin P. Collins, John A. (Andy) Miller (commencing in October 2008) and Basil M. Briggs (until October 2008). The board of directors has determined that each member of the Audit Committee is independent under our Standards of Director Independence, under the current listing standards of The Nasdaq Stock Market applicable to members of an audit committee and under Rule 10A-3 under the Exchange Act. The board of directors has also determined that each member of the Audit Committee is able to read and understand fundamental financial statements and qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Exchange Act. The Audit Committee met 13 times during 2008.
     The purpose of the Audit Committee is to assist the board of directors in fulfilling its oversight and monitoring responsibilities relating to:
•	the quality and integrity of our financial statements;

•	the quality and integrity of our auditing, accounting and financial reporting processes generally;

•	our system of internal control over financial reporting and disclosure controls and procedures;

•	our independent registered public accounting firm, including its engagement, compensation, qualifications, independence and performance; and

•	our compliance with legal and regulatory requirements.
     The Audit Committee’s duties and responsibilities include:
•	reviewing and discussing with management and our independent registered public accounting firm our annual audited and quarterly unaudited consolidated financial statements;

•	determining whether to recommend to the board of directors that our annual consolidated financial statements be included in our Annual Report on Form 10-K;

•	reviewing with management any earnings announcements or guidance forecasts and other announcements regarding our historical or projected results of operations;

•	appointing and, when appropriate, terminating our independent registered public accounting firm;

•	reviewing and pre-approving the nature, scope and fee arrangements of the annual audit and non-audit services of our independent registered public accounting firm;

•	reviewing the independence of our independent registered public accounting firm;

•	reviewing the scope and the results of the annual audit of our consolidated financial statements by our independent registered public accounting firm;

•	reviewing and discussing with management, our internal accountants and our independent registered public accounting firm our accounting and financial reporting practices and procedures and the adequacy and effectiveness of our system of internal controls;

•	preparing the annual Audit Committee report required by the rules of the SEC to be included in our proxy statement for our Annual Meeting of Stockholders;

•	reviewing any transaction that involves a potential conflict of interest or a related person;

•	adopting procedures for the receipt, retention and treatment of employee concerns and complaints regarding accounting, internal controls or auditing matters; and

•	providing other assistance to the board of directors, as requested, with respect to our financial, accounting and reporting practices.
     The Audit Committee performs its functions and responsibilities under a formal written charter adopted by the board of directors. A copy of the Audit Committee Charter, as amended and restated by the board of directors on April 6, 2009, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” The Audit Committee Report is on page 47 of this proxy statement.
     Compensation Committee
     The board of directors has established a Compensation Committee. During 2008, the members of the Compensation Committee were John A. (Andy) Miller (Chairman)(commencing January 7, 2008), Anthony D. Pell, Kevin P. Collins and Basil M. Briggs (until January 7, 2008). In April 2009, Thomas J. Madden III was also appointed to the Compensation Committee. The board of directors has determined that each member of the Compensation Committee is independent under our Standards of Director Independence and under the current listing standards of The Nasdaq Stock Market. The Compensation Committee met 17 times during 2008.
     The primary purposes of the Compensation Committee are to review and approve the compensation of our executive officers and to oversee our compensation plans and policies generally. The Compensation Committee’s duties and responsibilities include:
•	reviewing and approving the compensation of our executive officers, including our Chief Executive Officer;

•	approving employment agreements for executive officers;

•	reviewing and approving the compensation of directors;

•	assisting the board of directors in administering and recommending changes to our stock and incentive compensation plans and programs;

•	reviewing and discussing with management the annual Compensation Discussion and Analysis disclosure regarding named executive officer compensation and, based on its review and discussion, recommending whether we include it in our proxy statement for our Annual Meeting of Stockholders; and

•	preparing the annual Compensation Committee report required by the rules of the SEC to be included in our proxy statement for our Annual Meeting of stockholders.
     The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees. The Compensation Committee relies upon our executive officers and other management employees in order to assist the Compensation Committee in performing its duties. The Compensation Committee has authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities. Since 2007, the Compensation Committee has engaged the services of an independent compensation consultant, Frederic W. Cook & Co. (“Cook”), to assist it in reviewing the compensation of our named executive officers and of our non-employee directors. The Compensation Committee typically asks Cook to attend meetings where compensation actions are to be discussed. Cook provides the Compensation Committee with advice and reviews management recommendations on executive compensation as appropriate and as requested by the Compensation Committee. Cook from time to time communicates with the Compensation Committee’s Chairman outside of Committee meetings. Cook has not provided any services to us or received any fees from us other than for compensation consulting services rendered to the Compensation Committee. In addition, Cook was selected by and reports directly to the Compensation Committee and not to management. Accordingly, the Compensation Committee believes that Cook is able to provide it with independent advice. While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer and of Cook, the Compensation Committee is responsible for making the final decision on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations. Additional information regarding the Compensation Committee’s processes and procedures for considering and determining executive officer compensation are contained in the Compensation Discussion and Analysis included in “Executive Compensation.”

     The Compensation Committee performs its functions and responsibilities under a formal written charter adopted by the board of directors. A copy of the Compensation Committee Charter, as amended and restated by the board of directors on January 18, 2007, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” The Compensation Committee Report is on page 29 of this proxy statement.
     Nominating and Corporate Governance Committee
     The board of directors has established a Nominating and Corporate Governance Committee. During 2008, the members of the Nominating and Corporate Governance Committee were Kevin P. Collins (Chairman), Anthony D. Pell, John A. (Andy) Miller (commencing June 2008) and Basil M. Briggs (until October 2008). In April 2009, Thomas J. Madden III was also appointed to the Nominating and Corporate Governance Committee. The board of directors has determined that each member of the Nominating and Corporate Governance Committee is independent under our Standards of Director Independence and under the current listing standards of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee met 10 times during 2008.
     The principal duties of the Nominating and Corporate Governance Committee are:
•	identifying individuals qualified to become members of the board of directors;

•	recommending qualified individuals for nomination to the board of directors;

•	assessing and advising the board of directors with respect to its size, composition, procedures and committees; and

•	reviewing and evaluating our Corporate Governance Guidelines and principles and recommending to the board of directors any changes that it deems necessary.
     Other specific duties and responsibilities of the Nominating and Corporate Governance Committee include:
•	developing and applying qualifications for board membership;

•	monitoring, and recommending to the board, committee functions;

•	recommending board committee assignments;

•	overseeing our board of directors’ performance and self-evaluation process; and

•	reviewing governance-related stockholder proposals and recommending board responses.
     The Nominating and Corporate Governance Committee unanimously recommended the nominees standing for re-election at the Annual Meeting, which recommendation was unanimously approved by the board of directors.
     The Nominating and Corporate Governance Committee performs its functions and responsibilities under a formal written charter adopted by the board of directors. A copy of the Nominating and Corporate Governance Committee Charter, as amended and restated by the board of directors on April 6, 2009, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
Non-Executive Chairman
     Anthony D. Pell has served as our non-executive Chairman of the Board since October 2008, when he succeeded Basil M. Briggs. Mr. Briggs served as our non-executive Chairman of the Board from April 2007 until October 2008, when he resigned from our board for health reasons. While our Corporate Governance Guidelines provide that under the present circumstances it is in our best interests to have a non-executive serve as Chairman of the Board, those Guidelines recognize that circumstances may change over time. Accordingly, the board of directors has not adopted a formal policy on splitting the roles of Chairman and Chief Executive Officer, and will continue to evaluate the appropriate leadership structure of our company from time to time in the future.
Executive Sessions
     Executive sessions of independent directors, without any management directors or other members of management being present, are held at least twice a year, and more often if such directors deem appropriate. The sessions are scheduled and chaired by our non-executive Chairman of the Board. Any independent director can request that additional executive sessions be scheduled.
Director Attendance at Annual Meetings of Stockholders
     The board of directors expects all directors to attend each Annual Meeting of Stockholders, except where the failure to attend is due to unavoidable or unforeseeable circumstances. All members of the board of directors attended the 2008 Annual Meeting of Stockholders.
Nominations of Directors
     Identifying and Evaluating Nominees for Director
     The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. In selecting candidates for nomination at an Annual Meeting of our stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at that meeting desire and are qualified to continue their service on the board. The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure, while contributing to the board’s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the criteria for membership on the board, and who the Nominating and Corporate Governance Committee believes will continue to make important contributions to the board.
     If there are board positions for which the Nominating and Corporate Governance Committee will not be re-nominating a qualified incumbent, the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including board members, management, business contacts, professional search firms, stockholders and other appropriate sources. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the board of directors and to address the criteria for membership set forth below under “—Qualifications of Nominees for Director.” Candidates recommended by the Nominating and Corporate Governance Committee are subject to approval by the board of directors. The two nominees for election to the board of directors at the Annual Meeting were unanimously recommended by the Nominating and Corporate Governance Committee and unanimously nominated by the full board, based on their qualifications and their prior experience on our board. Mr. Pell has served on our board since 1994, and Mr. Madden has served as a director since he was appointed by our board in December 2008 to fill a vacancy on the board.
     Qualifications of Nominees for Director
     The Nominating and Corporate Governance Committee is responsible for reviewing with the board of directors the requisite skills and characteristics of new board candidates in the context of the current composition of the board, our operating requirements and the long-term interests of our stockholders. While the Nominating and Corporate Governance Committee has not established specific requirements regarding age, education or years of experience or specific types of skills for potential candidates, it has established certain criteria and qualifications that candidates for membership on the board of directors must possess. Except in limited and exceptional circumstances, each candidate to serve on the board of directors should have the following qualifications:
•	A reputation for high personal and professional integrity, strong moral character and adherence to our high ethical standards and values.

•	The absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the candidate serving as a director, and no other interests that would materially impair the candidate’s ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to us and our stockholders.

•	Holds or has held a recognized position of leadership in the candidate’s community or the candidate’s field of endeavor, and has demonstrated high levels of achievement in the candidate’s community or field.

•	Business acumen and experience, inquisitiveness, strong analytical skills and the ability to exercise sound business judgment and common sense in matters that relate to our current and long-term objectives.

•	A general level of expertise and experience in our business areas.

•	The ability to read and understand basic financial statements and other financial information pertaining to us.

•	A commitment to understanding our company and our business, industry and strategic objectives.

•	The availability and a commitment to devote adequate time to the board and its committees and the ability to generally fulfill all responsibilities as a member of our board of directors, including to regularly attend and participate in meetings of the board, board committees and stockholders, in light of the number of other company boards on which the candidate serves and the candidate’s other personal and professional commitments.

•	The willingness and ability to represent fairly and to act in the interests of all of our stockholders rather than the interests of any particular stockholder, special interest group or other constituency.

•	For prospective non-employee directors, independence under SEC and applicable stock exchange rules and regulations.

•	The willingness to accept the nomination to serve as a member of our board of directors.
     The Nominating and Corporate Governance Committee will also consider the following additional factors in connection with its evaluation of each prospective nominee:
•	Whether the prospective nominee will foster a diversity of skills, experiences and backgrounds on the board.

•	Whether the prospective nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC and stock exchange rules.

•	For incumbent directors standing for re-election, the incumbent director’s performance during his term, including the number of meetings attended, the level of participation, and overall contribution to us.

•	The composition of the board and whether the prospective nominee will add to or complement the board’s existing strengths.
     From time to time the Nominating and Corporate Governance Committee may identify certain other skills or attributes as being particularly desirable to help meet specific board needs that have arisen.
     Recommendations and Nominations by Stockholders
     The policy of the Nominating and Corporate Governance Committee is to consider properly submitted written nominations from stockholders for nominees for director. In general, persons properly recommended by stockholders as nominees for director are evaluated on the same basis as candidates recommended by other sources. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and us, personal references, a statement of recommendation of the candidate from the stockholder, a description of the shares beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the board and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request.
     In addition, our by-laws permit stockholders to nominate directors for consideration at an annual meeting. Any such nominations made by stockholders must be submitted in compliance with the requirements for stockholder nominations set forth in our by-laws, which requirements are summarized at the end of this proxy statement under “Stockholder Proposals.” Nominations by stockholders for director candidates must fully comply with the requirements for stockholder nominations in our by-laws, including our timely receipt of proper notice from the proposing stockholder, and must be addressed to:
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
Attn: Secretary

     A copy of the relevant provisions of our by-laws regarding the requirements for nominating director candidates may be obtained by a stockholder, without charge, upon written request to our secretary at the address above.
Communications with the Board of Directors
     Any stockholder who wishes to communicate directly with the board of directors, any committee of the board or any specific director may do so by directing a written request addressed to such director or directors in care of our Chief Financial Officer at our principal executive offices at the address listed above. Communications directed to members of the board will be forwarded to the intended board members, unless such communication is deemed purely promotional, clearly unrelated to our business or to Board or committee matters, or unduly hostile, threatening, illegal or otherwise unnecessary or inappropriate to forward, in which case our Chief Financial Officer has the authority to discard the communication or to take appropriate action regarding such communication.
Codes of Ethics
     We have adopted two codes of ethics, each designed to encourage our directors, officers and employees to act with the highest level of integrity. These codes are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
     We have adopted the PowerSecure International, Inc. Code of Ethics for Principal Executive Officer and Senior Financial Officers, which is a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other senior finance organization employees. The purpose of this Code of Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner.
     We have also adopted the PowerSecure International, Inc. Code of Business Conduct and Ethics, which is a code of conduct that applies to all of our directors, officers and employees. Under the Code of Business Conduct and Ethics, each officer, director and employee is required to maintain a commitment to high standards of business conduct and ethics. The Code of Business Conduct and Ethics covers many areas of professional conduct, including conflicts of interest, protection of confidential information, and strict adherence to laws and regulations applicable to the conduct of our business. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics.
     If we make any amendment to, or grant any waiver from a provision of, either code of conduct with respect to any director, executive officer or senior financial officer, we will disclose the nature of such amendment or waiver on our website, in a Current Report on Form 8-K or both.
     We also have adopted procedures to receive, retain and treat complaints regarding accounting practices, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees, customers, suppliers, stockholders and other interested persons of concerns regarding those matters.
Availability of Corporate Governance Documents
     Our Corporate Governance Guidelines, board committee charters and codes of ethics are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” In addition, we will provide a copy of any of these corporate governance documents without charge upon written request addressed to us at PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, attention: Secretary.
Compensation Committee Interlocks and Insider Participation
     All members of the Compensation Committee are independent directors. No member of the Compensation Committee is or has ever been an officer or employee of us or of any of our subsidiaries, and no member has any relationship required to be disclosed pursuant to Item 404 of Regulation S-K. None of our executive officers serves as a member of the board of directors or of the compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or of the Compensation Committee.

Access to Management and Outside Advisors
     Our directors have full and unrestricted access to our management and employees. Additionally, from time to time key members of management attend board meetings to present information about the results, plans and operations of the business within their areas of responsibility. Our board and each of its committees may retain outside advisors and consultants of their choosing at our expense, without the consent or approval of management.
Stock Ownership Guidelines
     Our board has adopted formal stock ownership guidelines for our directors, officers and certain key employees. These stock ownership guidelines are discussed below in this proxy statement under “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines.” We believe these guidelines are consistent with our culture, which encourages an equity interest in our company, and will help in aligning the interests of our directors, officers and key employees with our stockholders.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     Our board of directors currently consists of five members. The board is divided into three classes, designated as Class I, Class II and Class III, and members of each class serve staggered three year terms. The number of directors in each class is fixed to be as equal as possible, depending on the total number of members of the board. Each director serves in office until the expiration of his term and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.
     The term of the Class III directors expires at the Annual Meeting. Accordingly, two Class III directors will be elected at the Annual Meeting, each to serve for a term of three years and until his successor is duly elected and qualified. Upon the unanimous recommendation of the Nominating and Corporate Governance Committee, the board of directors has nominated Anthony D. Pell, who has served on our board since 1994, and Thomas J. Madden III, who was appointed by our board in December 2008 to fill a vacancy, to be re-elected as Class III directors. All other current members of our board of directors will continue in office until the expiration of their respective terms, as indicated below, and until their respective successors are duly elected and qualified.
     Each of the nominees has agreed to serve if elected. The board has no reason to believe that any of the nominees will be unable to serve. However, if a nominee should become unexpectedly unable to serve as a director, then the persons appointed as proxies in the accompanying proxy card intend to vote for such other nominee as the board of directors may designate, upon the recommendation of the Nominating and Corporate Governance Committee, unless the number of directors is reduced by the board of directors.
Nominees
     Class III — Term Expires in 2012
     Anthony D. Pell, 70, has served on our board of directors since June 1994. Mr. Pell is the President, Chief Executive Officer and a co-owner of Pelican Investment Management, an investment advisory firm that he co-founded in November 2001. He was the President and a co-owner of Pell, Rudman & Co., an investment advisory firm, from 1981 until 1993, when it was acquired by United Asset Management Company, and he continued to serve as an employee until June 1995. Mr. Pell was a director of Metretek, Incorporated, a former subsidiary of our company, until it was acquired by us in March 1994. He was associated with the law firm of Coudert Brothers from 1966 to 1968 and with the law firm of Cadwalder, Wickersham and Taft from 1968 to 1972, specializing in estate and tax planning. In 1972, Mr. Pell joined Boston Company Financial Strategies, Inc. as a Vice President and was appointed a Senior Vice President in 1975.
     Thomas J. Madden III, 61, has served on our board of directors since December 2008. Mr. Madden has over 30 years experience as a consultant and executive of management consulting firms in the electric, gas and telecommunications industries. In 1991, he joined ScottMadden, Inc., a consulting firm dedicated to the utility and telecommunications industry, where he served as its Chief Executive Officer until 1998 and as its Chairman from 2000 until 2003, and where he has served on its Board of Directors since 1991 and as Of Counsel since 2003. From 1978 until 1991, Mr. Madden was a consultant with Theodore Barry & Associates, a consulting firm dedicated to serving the utility and energy industry, holding executive positions including Chief Executive Officer. From 1974 until 1978, he was employed by Jersey Central Power & Light, a gas and electric utility, where he became head of the nuclear licensing group. From 1970 until 1974, he was a member of the technical staff of Bell Telephone Laboratories, modeling nuclear weapons effects for the development of the American anti-ballistic missile defense system.
Continuing Directors
     Class I — Term Expires in 2010
     Sidney Hinton, 46, has served as our President and Chief Executive Officer since April 16, 2007, and has served as the President, Chief Executive Officer and a director of PowerSecure, Inc., which we refer to as our PowerSecure subsidiary, since its incorporation in September 2000. Mr. Hinton also serves as the Chairman and Chief Executive Officer of each of the subsidiaries of our PowerSecure subsidiary. In 2000, he was an Executive-in-Residence with Carousel Capital, a private equity firm. In 1999, he was the Vice President of Market Planning and Research for Carolina Power & Light (now known as Progress Energy). From August 1997 until December 1998, Mr. Hinton was the President and Chief Executive Officer of

IllumElex Lighting Company, a national lighting company. From 1982 until 1997, Mr. Hinton was employed in several positions with Southern Company and Georgia Power Company.
     Class II — Term Expires in 2011
     Kevin P. Collins, 58, has served on our board of directors since March 2000. Mr. Collins has been a Managing Member of The Old Hill Company LLC, which provides corporate financial and advisory services, since 1997. From 1992 to 1997, he served as a principal of JHP Enterprises, Ltd., and from 1985 to 1992 he served as Senior Vice President of DG Investment Bank, Ltd., both of which were engaged in providing corporate finance and advisory services. Mr. Collins also serves as a director of Key Energy Services, Inc., an oilfield service provider; The Penn Traffic Company, a food retailer; PNG Ventures, Inc., a liquefied natural gas provider; and Antioch Company, a direct sales provider of scrapbooks and related products.
     John A. (Andy) Miller, 66, has served on our board of directors since September 2007. Mr. Miller is the founder, Chairman and Chief Executive Officer of Miller Consulting Group, Boston, Massachusetts, a corporate and market positioning firm specializing in the information technology and financial services sectors. In 1977, he founded Miller Communications, one of the first firms to specialize in public relations for the IT industry. Prior to founding Miller Communications, Mr. Miller served in various capacities at Little, Brown & Co. and the Associated Press, and as Associate Editor of The Harvard Business Review. He currently serves on the Advisory Boards of Internet Capital Group, Azima, Cecropia, iMotions, Cymtec and Helium, Inc. and is a member of Common Angels, a venture group comprised of select technology and business leaders investing in emerging technologies and promising start-ups. He has also served as Adjunct Member of the Governor’s Committee on Telecom Policy for the State of Massachusetts, known as Mass Telecom, an early member of the Massachusetts Software Council, and Trustee of the Computer Museum.
Vote Required
     The two nominees receiving the highest number of affirmative “FOR” votes cast by the holders of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be elected as directors.
Recommendation
     Our board of directors recommends that stockholders vote FOR the election to the board of directors of each of the Nominees listed above. Proxy cards properly signed and returned to us at or prior to the Annual Meeting will be voted FOR the election of the Nominees listed above, unless contrary instructions are specified.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal
     The Audit Committee of the board of directors has appointed Hein & Associates LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Hein has served as our independent registered public accounting firm since 2004. In addition, Hein provides us with certain tax and audit-related services as described below.
     Stockholder ratification of the appointment of Hein as our independent registered public accounting firm is not required by our by-laws or by any other applicable legal requirement. However, we are submitting the appointment of Hein to the stockholders for ratification as a matter of good corporate governance. If the stockholders do not ratify the appointment of Hein, then the Audit Committee will reconsider the appointment of Hein, provided that it may still determine to retain its appointment. Even if the appointment is ratified by the stockholders, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for fiscal 2009 at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.
     We expect that one or more representatives of Hein will be present telephonically at the Annual Meeting, and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire to do so.
     The aggregate fees for professional services rendered to us by Hein for fiscal 2008 and fiscal 2007 were as follows:

	Fees
	2008	2007
Audit Fees (1)	$423,201	$445,190
Audit-Related Fees (2)	40,511	32,063
Tax Fees (3)	120,540	100,935
All Other Fees	0	0

Total	$584,252	$578,188

(1)	“Audit Fees” represents fees for professional services rendered for the audit of our consolidated annual financial statements, the audit of our internal controls over financial reporting, and the review of our consolidated interim financial statements included in our Quarterly Reports on Form 10-Q.

(2)	“Audit-Related Fees” represents fees for professional services rendered for the audit of our 401(k) plan and the audit of Marcum Midstream 1995-2 Business Trust, an unconsolidated affiliate.

(3)	“Tax Fees” represents fees for professional services rendered by Hein for tax compliance, tax advice and tax planning.
     The Audit Committee has determined that the provision of non-audit services by Hein in fiscal 2008 and fiscal 2007 was compatible with maintaining their independence.
Audit Committee Pre-Approval Policy
     The Audit Committee has adopted a policy that requires the Audit Committee to pre-approve all audit and non-audit services to be provided by our independent registered public accounting firm. The Audit Committee may delegate this pre-approval authority to one or more of its members. Any such members must report any decisions to the Audit Committee at the next scheduled meeting. In accordance with this pre-approval policy, all professional services provided by Hein as our independent registered public accounting firm during fiscal 2008 were pre-approved by the Audit Committee.

Vote Required
     The affirmative “FOR” vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment by the Audit Committee of Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2009.
Recommendation
     The Audit Committee and our board of directors recommend that stockholders vote FOR the ratification of the appointment of Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Proxy cards signed and timely returned to us will be so voted, unless contrary instructions are specified thereon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table contains information regarding the beneficial ownership of our common stock as of April 6, 2009 (except as otherwise noted) by:
•	each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our directors and nominees for director;

•	each of our named executive officers (as defined on page 30); and

•	all of our current directors and executive officers as a group.
     Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587. The information provided in the table below is based on our records, information filed with the SEC and information provided to us.

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Number	Percent (2)
Austin W. Marxe and David M. Greenhouse (3)	1,428,292	8.4
c/o Special Situations Funds 527 Madison Avenue, Suite 2600 New York, NY 10022
Gruber & McBaine Capital Management, LLC (4)	1,321,842	7.7
50 Osgood Place, Penthouse San Francisco, CA 94133
Barclays Global Investors (Deutschland) AG (5)	887,016	5.2
Apianstrasse 6 D-85774 Unterfohring, Germany
Sidney Hinton (6)	909,286	5.3
Christopher T. Hutter	24,189	*
Gary J. Zuiderveen (7)	108,798	*
John D. Bernard (8)	91,567	*
Anthony D. Pell (9)	189,036	1.1
Kevin P. Collins (10)	102,563	*
John A. (Andy) Miller (11)	30,787	*
Thomas J. Madden III	11,111	*
All current directors and executive officers	1,375,770	7.9
as a group (7 persons)(12)

*	Less than 1%.

(1)	For purposes of this table, we have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission, although such information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the beneficial owner has sole or shared voting power or investment power and any shares that the beneficial owner has the right to acquire within 60 days of April 6, 2009 through the exercise of any stock option or other right. In addition, such shares that the beneficial owner has the right to acquire are deemed to be outstanding in calculating the percent beneficially owned by such beneficial owner, but are not deemed to be outstanding in determining the percent beneficially owned by any other beneficial owner. Unless otherwise indicated in these notes, we believe, based on the information furnished to us, that each beneficial owner has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

(2)	The percentage ownership is based upon 17,081,608 shares of common stock outstanding as of April 6, 2009.

(3)	Information based upon Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2009 by Austin W. Marxe and David M. Greenhouse, indicating beneficial ownership as of December 31, 2008. Messrs. Marxe and Greenhouse share voting and investment power with respect to 378,410 shares owned by Special Situations Cayman Fund, L.P., 840,278 shares owned by Special Situations Fund III QP, L.P. and 209,604 shares owned by Special Situations Private Equity Fund, L.P. Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc. (“AWM”), which is the general partner of and investment adviser to Special Situations Cayman Fund. AWM also serves as the general partner of MGP Advisers Limited Partnership, which is the general partner of Special Situations Fund III QP. AWM is the investment advisor to Special Situations Fund III QP and Special Situations Private Equity Fund. Messrs. Marxe and Greenhouse are members of MG Advisers L.L.C., which is the general partner of Special Situations Private Equity Fund.

(4)	Information based upon Schedule 13G filed with the SEC on February 3, 2009 by Gruber & McBaine Capital Management, LLC (“GMCM”), Jon D. Gruber, J. Patterson McBaine and Eric B. Swergold, indicating beneficial ownership as of December 31, 2008. Messrs. Gruber and McBaine are the managers, controlling persons and portfolio managers of GMCM. GMCM and Messrs. Gruber, McBaine and Swergold constitute a group within the meaning of Rule 13d-5(b) under the Exchange Act. GMCM is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. GMCM has shared voting and dispositive power with respect to 1,226,033 shares. Mr. Gruber has sole voting and dispositive power with respect to 104,583 shares and shared voting and dispositive power with respect to 1,226,033 shares. Mr. McBaine has sole voting and dispositive power with respect to 95,809 shares and shared voting and dispositive power with respect to 1,226,033 shares. Mr. Swergold has shared voting and dispositive power with respect to 1,226,033 shares.

(5)	Information based upon Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors (Deutschland) AG. The shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(6)	Includes 195,000 shares that may be acquired by Mr. Hinton upon the exercise of currently exercisable stock options.

(7)	Includes 35,000 shares that may be acquired by Mr. Zuiderveen upon the exercise of currently exercisable stock options.

(8)	Includes 89,334 shares that may be acquired by Mr. Bernard upon the exercise of currently exercisable stock options.

(9)	Includes 3,237 shares held in trust for the benefit of Mr. Pell’s wife and 10,100 shares held in an account of Mr. Pell’s daughter that is managed by Mr. Pell. Also includes 93,415 shares that may be acquired by Mr. Pell upon the exercise of currently exercisable stock options. Includes 38,962 shares pledged as collateral under a personal margin account of which these shares constitute only a portion of the collateral.

(10)	Includes 94,526 shares that may be acquired by Mr. Collins upon the exercise of currently exercisable stock options. Includes 2,250 shares pledged as collateral under a personal margin account of which these shares constitute only a portion of the collateral.

(11)	Includes 15,000 shares that may be acquired by Mr. Miller upon the exercise of currently exercisable stock options.

(12)	Includes 432,941 shares that may be acquired upon the exercise of currently exercisable stock options or stock options exercisable within 60 days of April 6, 2009 by our current directors and executive officers. See notes (6), (7), (9), (10) and (11).

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     Overview of Compensation Committee
     The Compensation Committee of our board of directors is responsible for establishing and administering the compensation program and policies for our executive officers as well as developing and monitoring our compensation program and philosophy for our employees generally. The Compensation Committee approves all compensation paid to our executive officers, establishes our compensation policies for our executive officers, reviews and approves our general compensation policies for our non-executive employees and also oversees the administration by the board of directors of our stock plan under which grants of stock options and restricted stock may be made to our executive officers and employees.
     During 2008, the members of the Compensation Committee were John A. (Andy) Miller (Chairman), Anthony D. Pell and Kevin P. Collins. The board of directors has determined that each member of the Compensation Committee is independent under our Standards of Director Independence and under the current listing standards of The Nasdaq Stock Market.
     Executive Compensation Objectives
     Our executive compensation program is designed to allow us to attract, retain, motivate and reward highly qualified and industrious executives and to enhance stockholder value. We believe we have developed an effective compensation program that entices outstanding talent to join our company, encourages professional growth in our officers and employees, rewards outstanding individual and corporate performance and creates a path towards corporate excellence. Our executive compensation program is intended to accomplish the following objectives:
•	to attract and retain highly talented and productive executive officers;

•	to provide incentives and rewards for our executive officers to be strong leaders and managers, to perform at a superior level and to achieve important financial and strategic goals; and

•	to align the interests of our executive officers with the interests of our stockholders.
     To achieve these objectives, the Compensation Committee has designed an executive compensation program that consists of four basic components:
•	base salary;

•	short-term incentive compensation in the form of annual cash bonuses;

•	long-term incentive compensation in the form of stock options, restricted stock and performance-based restricted stock; and

•	perquisites and general benefit programs.
     Our compensation program is designed to be performance-driven, which we believe is in the best interests of our stockholders, as well as in the best interests of our executives, employees and customers. We seek to design our compensation program with a goal of maximizing corporate performance and enhancing stockholder value.
     Compensation Committee Processes and Procedures; Role of CEO and Compensation Consultant
     While the Compensation Committee makes all compensation decisions relating to our named executive officers, it looks to our Chief Executive Officer and to the independent compensation consultant it has retained to make recommendations with respect to both overall guidelines and specific compensation decisions. Annually, the Compensation Committee reviews the base salaries, establishes the annual bonus and incentive compensation goals and arrangements and evaluates the long-term incentives compensation levels of our named executive officers. The Compensation Committee generally makes these critical annual compensation decisions in the first quarter of each year, to coincide with the reporting of, and to allow the Compensation Committee to have available the results of, the prior year’s annual consolidated financial results.
     During its annual review, the Compensation Committee considers the value of the overall role and contribution of each named executive officer, including the impact that the named executive officer has had on the achievement of our corporate performance and on our strategic, financial and operating goals. The Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of other executives. Our Chief Executive Officer typically provides the Compensation Committee with his annual recommendations for each executive officer’s compensation, including salary adjustments, discretionary bonuses and equity awards. Our Chief Executive Officer is not present for any portions of meetings relating to his compensation, but from time to time he is present in meetings discussing the compensation of other executive officers. The Compensation Committee also considers the advice of its independent compensation consultant and, from time to time, considers informal surveys of the executive compensation of other companies. While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer and the compensation consultant, the Compensation Committee is responsible for making the final decision on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations. After considering these recommendations and making its own evaluation, the Compensation Committee establishes the base salary, annual bonus and incentive programs and targets and long-term compensation for the named executive officers. The Compensation Committee has not adopted a policy regarding the ratio of total compensation of the Chief Executive Officer to that of our other executive officers, although compensation levels are reviewed and compared to ensure that appropriate pay equity exists in the opinion of the Compensation Committee.
     In general, the Compensation Committee’s compensation process is subjective and based primarily on the judgment of the members of the Compensation Committee, subject to the requirements in existing employment contracts. In making compensation decisions, the Compensation Committee considers such factors as it deems relevant, appropriate, reasonable and in the best interests of the stockholders, including individual performance, corporate performance, informal information about the compensation of executives at other companies, the recommendations of the Chief Executive Officer and the compensation consultant, and the knowledge and experience of the members of the Compensation Committee. In general, subject to exceptions from time to time as it deems appropriate, the Compensation Committee does not specifically utilize benchmarking or peer company comparisons to establish executive compensation levels, although from time to time it informally considers data regarding pay practices at other companies in assessing the reasonableness of compensation and ensuring that compensation levels at our company remain competitive. It has been the belief of the Compensation Committee that due to the diversification, market niches and size of our company, it is difficult to establish a meaningful peer group. Accordingly, the Compensation Committee has believed that its members, with the assistance and recommendations of management and the advice of its independent consultant, are generally best situated to make compensation decisions in light of our size, the service and experience of the members of the Compensation Committee and the executive officers and the nature of our business that did not provide for meaningful comparisons with other companies.
     In 2007, the Compensation Committee retained Frederic W. Cook & Co. to provide its expertise as an independent compensation consultant to the Compensation Committee in reviewing Mr. Hinton’s compensation and providing its recommendations on the appropriate compensation package for Mr. Hinton as our President and Chief Executive Officer. Since that time, the Compensation Committee has continued to utilize Cook to assist it with establishing the compensation of executive officers in 2008 and 2009, including base salaries, bonus and incentive compensation plans and arrangements and equity granting practices, although no peer review comparisons were formally used. The Compensation Committee typically asks Cook to attend meetings where compensation actions are to be discussed. Cook provides the Compensation Committee with advice and recommendations on executive compensation as appropriate and as requested by the Compensation Committee. Cook from time to time communicates with the Compensation Committee’s Chairman outside of Committee meetings. Cook has not provided any services to us or received any fees from us other than for compensation consulting services rendered to the Compensation Committee. In addition, Cook was selected by and reports directly to the Compensation Committee and not to management. Accordingly, the Compensation Committee believes that Cook is able to provide it with independent advice.
     In March 2008, in accordance with historical practice, the Compensation Committee, after receiving the recommendations of our Chief Executive Officer and after consultation with Cook, established the compensation arrangements for the named executive officers for 2008 and granted discretionary bonuses to three executive officers for 2007 services. In December 2008, after receiving the recommendations of our Chief Executive Officer and after consultation with Cook, the Compensation Committee granted stock options to three named executive officers in connection with a broad-based award of stock options to over 50 employees, the only equity-based awards granted to any named executive officers during 2008. In March 2009, again in accordance with historical practice, after the receipt of the recommendations of our Chief Executive Officer and after consultation with Cook, the Compensation Committee established the compensation arrangements for the named executive officers for 2009 and granted discretionary bonuses to certain named executive officers for 2008 services. These arrangements are described in more detail below under “—Components of Executive Compensation.”

     In December 2008, the Compensation Committee approved the amendment of the employment agreements of all executive officers in order to comply with the final Internal Revenue Service regulations under Section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code) relating to deferred compensation arrangements. These amendments were intended to ensure technical compliance with the Internal Revenue Code Section 409A regulations and not materially modify the previously established and approved severance arrangements of these executive officers. Except for those amendments, we did not enter into any new or amended employment agreements with any of our named executive officers in 2008, nor have we done so to date in 2009.
     The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees. The Compensation Committee relies upon our executive officers and other management employees in order to assist the Compensation Committee in performing its duties. The Compensation Committee has authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities.
     Components of Executive Compensation
     The Compensation Committee reviews our executive compensation program through the application of the business judgment of each of its members, based in part from time to time upon the recommendations of our Chief Executive Officer, the advice of its independent compensation consultant and informal surveys of the executive compensation of other companies. The philosophy of the Compensation Committee is that the compensation and incentives of each named executive officer should be significantly influenced by the named executive officer’s individual performance, and accordingly a significant percentage of the total compensation and equity incentive package of each named executive officer is contingent upon individual performance. The Compensation Committee does not generally use a quantitative method or mathematical formula to set the elements of compensation for a particular named executive officer, other than the formula for the annual bonus for our Chief Executive Officer. The Compensation Committee uses discretion and considers all elements of a named executive officer’s compensation package when setting each portion of compensation, based upon corporate performance and individual initiatives and performance.
     As a general process, which the Compensation Committee followed in 2008 and has been following in 2009, the Compensation Committee, based on the factors and processes described in this Compensation Discussion and Analysis, establishes the base salary of each named executive officer by determining the appropriate adjustment from that officer’s base salary from the prior year, determines the named executive officer’s discretionary cash bonus for the prior year’s performance (except for Mr. Hinton whose annual bonus is based on a formula), and determines if any grants of equity (stock options or restricted stock) are appropriate during the year.
     The Compensation Committee does not set fixed percentages for allocating compensation between the various components of executive compensation, or between cash and non-cash components, but rather applies discretion to the components for each individual. In addition, as our bonus programs for our named executive officers are currently structured, all annual incentive compensation is payable in cash and is discretionary, other than for Mr. Hinton, whose annual incentive compensation is based on a formula tied to the cash flow from operations of our PowerSecure subsidiary set forth in his employment agreement, and all long-term incentive compensation is payable in equity, which to date has been either stock option awards or restricted stock grants.
     For 2008, base salary accounted for approximately 27.5% of the total compensation of the named executive officers, cash bonuses and cash incentive compensation accounted for approximately 23.7% of the total compensation of the named executive officers, and stock awards accounted for approximately 38.7% of the total compensation of the named executive officers. Accordingly, cash accounted for approximately half, or 51.2%, of the total compensation of all the named executive officers for 2008, as computed in accordance with the Summary Compensation Table.
     The principal factors that our Compensation Committee considered with respect to each named executive officer’s compensation package are summarized below. Our Compensation Committee may, however, in its discretion apply entirely different factors with respect to executive compensation for future years.

     Base Salary
     We establish base salaries for our named executive officers that are intended to provide them with sufficient, regularly-paid income to compensate them for their services rendered to us during the fiscal year. The base salary is intended to provide financial stability to executives in order to attract and retain qualified and experienced individuals. Base salaries are also sometimes used in measuring other compensatory opportunities, such as bonuses and incentive compensation arrangements, which can be set at a percentage of base salary, and severance arrangements, which for the named executive officers is based in part upon a multiple of base salary.
     The base salary for each of our named executive officers is subjectively determined primarily on the basis of the following factors: experience, personal performance, contribution to our corporate performance, level of responsibility, duties and functions, breadth of knowledge, salary levels in effect for comparable positions within and without our industry and internal base salary comparability considerations. The base salary for each named executive officer is reviewed annually and may be adjusted in the discretion of the Compensation Committee, based upon the factors discussed in the previous sentence, as well as changes in the duties, responsibilities and functions of the executive officer, general changes in executive compensation, and our financial performance generally. The relative weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.
     In March 2008, the Compensation Committee made no changes to the base salaries of our named executive officers for 2008 from their base salary levels as in effect at the end of 2007, primarily because those base salaries had been established late in 2007 and reflected the management transition during 2007, so the Compensation Committee believed that the above factors it considers in adjusting base salary did not warrant a further increase in base salary for 2008. During March 2007, the Compensation Committee approved increases in the base salaries of our executive officers at the time, and in the second half of 2007, as the result of the management transition, the corporate restructuring and the succession and addition of offices, roles, duties and authority for Messrs. Hinton, Zuiderveen and Hutter, the Compensation Committee approved amended or new employment agreements with those named executive officers that included increases in base salary that the Compensation Committee felt were commensurate with their new offices, roles, duties and authority. Because those base salaries were established under the new management structure during the end of 2007, the Compensation Committee did not deem it appropriate to make any changes to base salaries for 2008.
     In March 2009, the Compensation Committee approved increases in the base salaries of three of our named executive officers, reflecting our outstanding corporate performance and record financial performance in 2008 and the excellent individual performances of each of the named executive officers that were critical factors in that high level of corporate performance. However, at Mr. Hinton’s request, the Compensation Committee did not change the base salary of Mr. Hinton for 2009, so his base salary in 2009 remains at the same level established in August 2007. The average increase in the base salaries for all of our named executive officers in 2009 was 3.9%. In establishing the new base salaries of Messrs. Hutter, Zuiderveen and Bernard for 2009, the Compensation Committee received the recommendation of our Chief Executive Officer, obtained the advice and consultation of Cook, and also reviewed benchmark salary data for executives in similar positions at similarly sized companies as compiled by Cook. The benchmark data was compiled from major third-party general industry surveys and reflects salary levels for executives at companies with annual revenues of less than $500 million. After this consultation and review, the Compensation Committee concluded that the base salary adjustments were fair, reasonable, appropriate and consistent with our compensation objectives.
     The following table shows the increases in the base salaries of the named executive officers approved by the Compensation Committee since the management transition and reorganization in 2007:

	Base Salary At	Base Salary	Base Salary
Name	End of 2007(1)	For 2008	For 2009
Sidney Hinton	$485,000	$485,000	$485,000
Christopher T. Hutter	275,000	275,000	300,000
Gary J. Zuiderveen	195,000	195,000	205,000
John D. Bernard	190,000	190,000	200,000

(1)	Base salaries for 2007 were adjusted to these amounts during 2007 in connection with new or amended employment agreements for Mr. Hinton on August 15, 2007, for Mr. Hutter on December 10, 2007, for Mr. Zuiderveen on December 10, 2007, and for Mr. Bernard on April 16, 2007.

     Annual Cash Bonuses and Incentives
     We typically grant bonuses to our named executive officers after the end of each year for their services and performance over the prior year. These bonuses may be based on performance metrics determined at the beginning of the fiscal year or determined by the Compensation Committee on a discretionary basis after the end of the year. Factors considered by the Compensation Committee in determining discretionary annual cash bonuses are personal performance, corporate performance, level of responsibility and our achievement of corporate goals, as well as many of the same factors considered by the Compensation Committee and discussed above when it reviews and sets base salaries, except with a greater focus on the prior fiscal year. From time to time, the Compensation Committee establishes performance-based metrics for certain executives as it deems appropriate.
     Each of our named executive officers received a cash bonus or incentive award for fiscal 2008. Mr. Hinton received a cash bonus under his employment agreement, which bonus arrangement has been in place since it was negotiated and established when Mr. Hinton became President and Chief Executive Officer of our PowerSecure subsidiary, in an amount equal to 7% of our PowerSecure subsidiary’s cash flow from operations, as defined in his employment agreement. Such bonus is conditioned upon achieving or exceeding a performance threshold tied to the operating income of our PowerSecure subsidiary. In 2008, the operating income threshold was $4,083,000, which was equal to the operating income threshold for 2007 increased by 25% for 2008. The threshold for each subsequent year is increased by 25% over the threshold for the prior year. Because Mr. Hinton’s primary operational focus is managing and leading our PowerSecure subsidiary, which contributed approximately 86% of our consolidated revenues during fiscal 2008, and Mr. Hinton has stock-based awards that provide separate corporate-wide incentives, the Compensation Committee retained this bonus arrangement in Mr. Hinton’s current employment agreement. Mr. Hinton’s award is reflected under the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
     Messrs. Hutter, Zuiderveen and Bernard each received a cash bonus in the discretion of the Compensation Committee, based upon the recommendation of our Chief Executive Officer (which was not adjusted by the Compensation Committee), the advice of its compensation consultant and the application of the factors described above for bonuses generally. The bonuses to Messrs. Hutter and Zuiderveen were the maximum amounts provided for under their employment agreements, which provide for discretionary target bonuses equal to 35% and 25% of their base salaries, respectively, based upon such factors, personal and corporate, as the Compensation Committee determines to be appropriate. The bonus to Mr. Bernard, who is the President and Chief Executive Officer of our Southern Flow subsidiary, was based, in part, upon a bonus pool made available generally to the key employees of Southern Flow based upon Southern Flow’s net income, as to which the Compensation Committee allocated a discretionary percentage to Mr. Bernard. The Compensation Committee determined, based upon the factors discussed herein, that such executives earned such bonus awards, and that such bonuses reflected appropriate rewards for such executives. The bonuses paid to Messrs. Hutter, Zuiderveen and Bernard are reflected under the column entitled “Bonus” in the Summary Compensation Table.
     For 2009, Mr. Hinton has voluntarily waived his right to receive a bonus under his long-established incentive arrangement in his employment agreement, under which he is entitled to receive an incentive award equal to 7% of our PowerSecure subsidiary’s cash flow from operations, provided a threshold level of operating income by our PowerSecure subsidiary is met. In addition, Messrs. Hutter and Zuiderveen have waived their rights to receive any bonuses for 2009 under the arrangements in their respective employment agreements that provide for discretionary target bonuses equal to 35% and 25% of their base salaries, respectively. These executives made these voluntary decisions regarding their 2009 bonuses, which decisions were approved by the Compensation Committee, in order to responsibly manage operating expenses in light of the current economic climate.
     We will continue to reward our other managers, leaders and key employees on a performance-driven basis for their contributions to our financial performance during 2009. The Compensation Committee has established a performance-based incentive plan for Southern Flow for fiscal 2009, with payments under a bonus pool established for key employees of Southern Flow, including Mr. Bernard, tied to a formula related to the greater of a growth formula or a net income formula for the fiscal 2009 financial results of Southern Flow.
     Long-Term Incentive Compensation
     We provide long-term incentives to our named executive officers primarily through equity grants under our stock plans. Until June 2008, our equity grants were made under our 1998 Stock Incentive Plan, as amended and restated from time to time. In June 2008, our stockholders approved our 2008 Stock Incentive Plan. Since then, we can only grant equity-based awards under our 2008 Stock Incentive Plan.

     Before 2007, virtually all equity grants to our executives and to our employees were in the form of stock options that vested entirely on the basis of service time. In 2007, we made equity grants to three of our named executive officers in the form of restricted stock awards that included a substantial performance-based component to vesting. In 2008, we made equity grants to three of our named executive officers in the form of stock option awards. In the future, the Compensation Committee intends to review and consider the best methods for utilizing equity incentives to provide long-term equity compensation to our named executive officers, and expects to grant awards of restricted stock as well as stock options to the named executive officers, as well as potentially other equity-based forms of compensation, consistent with our compensation program and the factors discussed in this analysis. However, the Compensation Committee does not currently have any policy or guidelines on the type or amount of equity incentives to grant or on the allocation between restricted stock and stock options.
     Equity grants are designed and intended to align the interests of our named executive officers with those of our stockholders by linking long-term incentive compensation with the creation of stockholder value, to provide an opportunity for increased equity ownership by our executives, and to maintain competitive levels of executive compensation, thus providing executives with a significant incentive to manage us from the perspective of an owner with an equity stake in our company. Because of the direct relationship between the value of restricted stock and stock options and the market price of our common stock, we believe that the practice of granting awards of restricted stock and stock options provides the Compensation Committee with an excellent tool for motivating our named executive officers to manage our company in a manner that is consistent with the interests of our stockholders. We also regard our equity grant program as a key retention tool, and the Compensation Committee considers retention as an important factor in setting the vesting schedule for restricted stock and stock options.
     Under the 2008 Stock Incentive Plan, each award of restricted stock for any participant (including a named executive officer) will have a vesting period of at least three years, for service-based vesting conditions, and of at least one year, for performance-based vesting conditions, except that up to 5% of shares issued under the 2008 Stock Incentive Plan need not be subject to those vesting restrictions.
     Each stock option allows the named executive officer to acquire shares of our common stock at an exercise price per share equal to the closing sale price of our common stock on the date of grant, although in certain circumstances, the Compensation Committee may set an exercise price in excess of the closing sale price of our common stock on the date of grant. All past stock option grants have had, and all future stock option grants under our 2008 Stock Incentive Plan will have, an exercise price equal to or in excess of the closing sale price of our common stock on the date of grant, as reported on the principal stock exchange on which on common stock is then listed and trading. Each stock option expires after a fixed period from the date of grant, typically ten years. Each stock option becomes exercisable, either fully immediately upon grant or in installments over a period of years, historically between two and five years after date of grant, with most recent grants generally containing five year vesting periods, with vesting contingent upon the named executive officer’s continued employment with us throughout that vesting period. Accordingly, the stock option grant will provide a return to the named executive officer only if the named executive officer remains employed by us during the vesting period, and then only if the market price of the underlying common stock appreciates.
     The number of shares of common stock that we award in each grant of stock options or restricted stock is subjectively determined by the Compensation Committee primarily based on the named executive officer’s anticipated contributions to our future success, the level intended to create a meaningful opportunity for stock ownership based on the executive officer’s current position with us, the individual’s potential for increased responsibility and promotion over the option term and the individual’s personal performance in recent periods. The Compensation Committee also considers the number of shares of common stock and the number of stock options already held by the named executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative stock option holdings of our named executive officers. With respect to the December 2008 stock option grants discussed below, the Compensation Committee also considered the recommendation of our Chief Executive Officer and the advice of its independent compensation consultant.
     In 2007, we made awards of restricted stock under our 1998 Stock Plan to Messrs. Hinton, Hutter and Zuiderveen in connection with their new employment arrangements and the negotiation of their new or amended employment agreements. We awarded 600,000 shares of restricted stock to Mr. Hinton, which was intended to cover all stock-based awards to him through 2009. We also awarded 25,000 shares of restricted stock to Mr. Hutter and 20,000 shares of restricted stock to Mr. Zuiderveen. Each of these restricted stock awards vests based upon a combination of performance and service goals as follows: one-half of the restricted shares, the service shares, vest five years after the grant date provided the executive officer remains employed with us through such date (subject to acceleration of vesting upon our change in control or termination of the officer’s employment by us without cause), and all or almost all of the other half of the restricted shares, the performance shares, vest based upon the achievement of certain performance goals relating to our financial performance over subsequent years.
     For Mr. Hinton, the performance shares vest in five equal annual installments, commencing after the end of fiscal 2007 based upon our fiscal 2007 performance and continuing until after the end of fiscal 2011 based upon our fiscal 2011 performance. This vesting is based upon us achieving a performance target each year relating to improvements in income from continuing operations, excluding restructuring charges related to our 2007 management transition and corporate reorganization. The performance goal for fiscal year 2007 was that our adjusted consolidated net income must equal or exceed $9,462,000, which was 90% of the lower end of the range of our consolidated net income forecast for 2007 as included in our guidance issued publicly on August 8, 2007. For fiscal year 2008 and each fiscal year thereafter, the performance goal is increased by 20% over the prior fiscal year’s performance goal. In the event that we fail to achieve the performance goal for any fiscal year, the performance restricted shares that did not vest for that fiscal year will vest in the subsequent fiscal year if we exceed by 10% the original performance goal for that subsequent fiscal year. In the event of a change in control, any unvested restricted shares (regardless of whether their vesting is tied to service or to performance) will immediately vest in full upon the effective date of the change in control. A total of 60,000 performance shares vested with respect to each of fiscal 2007 and fiscal 2008 because our financial performance exceeded these performance goals for each of those years.
     For Messrs. Hutter and Zuiderveen, in addition to the service shares that vest as provided above and the 10% of their respective restricted shares that vested upon the grant date, the performance shares, consisting of 40% of their respective restricted shares, vest in four equal annual installments, commencing after the end of fiscal 2008 based upon our fiscal 2008 performance and continuing until after the end of fiscal 2011 based upon our fiscal 2011 performance. The performance goals for those fiscal years are the same performance goals (relating to our adjusted consolidated net income) in those fiscal years as apply to the performance shares granted to Mr. Hinton. In March 2009, a total of 2,500 performance shares vested for Mr. Hutter and a total of 2,000 performance shares vested for Mr. Zuiderveen because our fiscal 2008 financial performance exceeded the performance goal for 2008.
     In December 2008, we granted stock options under our 2008 Stock Incentive Plan to Messrs. Hutter, Zuiderveen and Bernard, as indicated in the Grants Of Plan-Based Awards In Fiscal 2008 Table below, in connection with a broad-based stock option grant to over 50 key employees. We did not grant any equity awards to Mr. Hinton in 2008 because when we made the restricted stock award to Mr. Hinton in 2007 in connection with his new employment agreement as our President and Chief Executive Officer, we committed not to make any further equity grants to him through at least 2009. This grant was generally intended to provide incentives to key employees who generally had not received equity grants for at least a year, in light of the economic conditions and our business condition at the time with the intention of providing strong incentives for such employees to lead and drive our performance in the coming years. The stock options granted to Messrs. Hutter, Zuiderveen and Bernard were on the same terms and conditions as the stock options granted to all other employees made at that time: the exercise price was equal to the closing sale price of our common stock on the date of grant, the stock options vest in five equal annual installments over a five year period commencing on the first anniversary of the date of grant, the stock options were incentive stock options with ten year terms, and the stock options were evidenced and governed by the standard form of stock option agreement approved by the Compensation Committee. While the Compensation Committee does not typically make grants to the named executive officers at the end of the year, it determined that such grants were appropriate at that time because no grants had been made to any named executive officers earlier during 2008 and the business and economic circumstances that drove the decision to make the broad-based grants to the other employees also applied to the named executive officers. These circumstances involve the effects of the deteriorating economy and capital markets on our customers and on our business creating a challenge to us to work harder to continue to develop and grow our business and markets and overcome these economic circumstances.
     We have adopted a policy relating to grants of equity awards that generally formalizes our prior practices and procedures. The policy provides that all grants of stock options must have an exercise price that is no less than the fair value of our common stock on the date of grant, determined by reference to the closing sale price of our common stock on the date of grant. We do not have any formal program, plan or practice of timing the grant of stock-based awards in coordination with the release of material non-public information, of awarding options and setting the exercise price based on the price of the common stock on a date other than the grant date, or of determining the exercise price of option grants by using average prices or the lowest prices of our common stock in a period preceding, surrounding or following the grant date. However, in general, awards of stock options to executives, if made, are typically granted once a year, in March after we file our Annual Report on Form 10-K that includes our audited consolidated financial statements for the previous year. In addition, we intend to grant awards of stock options to other employees twice a year, at the same time in March as grants to executives are made, and also in November after we file our third quarter Quarterly Report on Form 10-Q containing our unaudited financial statements through September 30, except in special cases. These timeframes were designed to ensure that stock grants would be made at regular, predetermined intervals and at a time when we have publicly disclosed all material information. Because, during 2008, we had not granted stock options at the regular time in March to our named executive officers primarily because we had granted them restricted stock awards late in 2007 in connection with their new or amended employment agreements, and because our Compensation Committee determined that the other purposes of our policy on granting equity awards were satisfied at the time, the Compensation Committee concluded that the December 2008 stock option grants were appropriate, desirable and consistent with the purposes of that policy.
     Our 2008 Stock Incentive Plan does, as our prior 1998 Stock Incentive Plan did, prohibit the repricing of stock options, directly or indirectly, such as through cancellations and re-grants without stockholder approval. We also make grants to newly hired employees at other times, provided the grant occurs on or after the date they commence their employment with us. Under our policy, all grants of stock options must be made at meetings of the board of directors, which may be in person or telephonic, but not by written consent, and the grant date of the award is the date of the meeting.
     Perquisites and Other General Benefits
     We provide limited perquisites and personal benefits to our named executive officers that are not otherwise available to all of our employees. We only provide our named executive officers with personal benefits that we believe are reasonable and consistent with our overall compensation program and better enable us to attract and retain superior executives. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. While the Compensation Committee considers these benefits and perquisites in making compensation decisions, they do not have a material influence on these decisions because they are a relatively insignificant portion of the total compensation of the executives.
     Some of our named executive officers are provided with the use of company automobiles intended primarily for business use or a car allowance in lieu of such use. In addition, we paid for a country club membership for our Chief Executive Officer, as provided in his employment agreement, which the Compensation Committee approved because it believes a club membership can provide an opportunity to build business and community relationships while promoting a healthy lifestyle. We do not own, lease, maintain or otherwise use any corporate aircraft, and our executives exclusively use commercial airlines for all air travel. We do not provide pension arrangements or similar benefits to either our named executive officers or our other employees, other than the annuity arrangement for Mr. Hinton discussed below. Our named executive officers are also eligible to participate in medical plans, life insurance, disability and 401(k) benefit plans and programs generally available to employees on the same terms as all our employees. Effective February 17, 2009, we discontinued making any matching contributions in our 401(k) plan to our named executive officers, although they are still eligible to participate in our 401(k) plan otherwise. Periodically, our named executive officers attend company-related activities, such as sporting events or out-of town business meetings, in which we incur travel and other event-related expenses. In addition, we provide a $5 million life insurance policy for the benefit of Mr. Hinton.
     Under his employment agreement, as approved in August 2007 and as amended for tax purposes only in December 2008, Mr. Hinton is entitled to receive, after retirement, assuming his employment with us continues through August 15, 2012, monthly annuity payments equal to $1,500 per year of service to us from 2000 through the date of termination, capped at $20,000 per month, beginning at age 53, provided that Mr. Hinton may elect at least five years in advance to defer taking such payments at a later age (up to age 58), in which case the monthly amount will be equal to a higher amount (up to $2,000 per year of service subject to the same $20,000 per month cap). We purchased an annuity policy from a third party to satisfy our obligations to make such payments.
     The incremental cost of providing perquisites to our named executive officers is set forth in a separate table that is included in a footnote to the column entitled “All Other Compensation” in the Summary Compensation Table.
     Termination Benefits
     Other than the severance and change in control arrangements set forth in specific written employment agreements with some of our named executive officers and the participation and matching contributions under our tax-qualified 401(k) plan, and the annuity payments for Mr. Hinton discussed above, our named executive officers do not receive any deferred compensation, pension benefit or other termination benefits from us. Information regarding these severance and change in control arrangements for the named executive officers is discussed below under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control.”
     Employment Agreements, Change in Control Agreements and Severance Arrangements with Named Executive Officers
     We have entered into employment agreements with each of our named executive officers. These employment agreements include change in control agreements and provisions providing for compensation after the termination of employment, but we have not entered into separate change in control agreements with any of our executives. Other than as specified in this section, we have not entered into any other employment or change in control agreements with any other executive officers.
     Each of these employment agreements provides for certain payments and other benefits if the named executive officer’s employment terminates under certain circumstances, including in the event of a “change in control.” The Compensation Committee believes that these severance and change in control arrangements are an important part of overall compensation for our named executive officers because they help to secure the continued employment and dedication of our named executive officers, despite any concern that they might have regarding their own continued employment prior to or following a change in control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees. In addition, the Compensation Committee believes these agreements will help assure us that we will have the continued dedication, undivided loyalty, objective advice and counsel and committed high level of performance from these named executive officers in the event of a proposed transaction, or the threat of a transaction, which could result in our change in control.
     On December 31, 2008, upon the recommendation of the Compensation Committee, the board of directors adopted amendments, for the sole purpose of complying with the provisions of Internal Revenue Code Section 409A (“Section 409A”), to the employment agreements of Messrs. Hinton, Hutter, Zuiderveen and Bernard. These amendments modified only the severance provisions of these employment agreements as required to achieve compliance with Section 409A and did not affect or modify the base salary, bonus plans, equity awards or term of employment of these named executive officers. The amendments are reflected in amended and restated employment agreements for each of these named executive officers.
     The amendments to Mr. Hinton’s employment agreement were as follows:
•	In the event Mr. Hinton’s employment is terminated by Mr. Hinton without “good reason” (as defined in his employment agreement), then his severance amount will be payable over a 36 month period, the same period as his severance amount will be payable if his employment is terminated by the Company for “cause” (as defined in his employment agreement) or by Mr. Hinton with good reason.

•	Under the amended terms of Mr. Hinton’s annuity provision, the monthly payments, while unchanged in amount or general application, will commence at age 53, at the previously specified reduced amount, unless he elects at least five years in advance to defer receiving monthly payments thereunder until a later age, up to age 58, at the previously specified higher amounts.

•	If Mr. Hinton is deemed to be a “specified employee” for Section 409A purposes, then no severance amounts will be payable to him until six months and one day after the date of the termination of his employment, with catch up payments after that period.

•	The definitions in Mr. Hinton’s employment agreement of the terms “disability”, “good reason” and “change in control” have been amended to meet the respective definitions of those terms under Section 409A and the Treasury Regulations promulgated thereunder.
     The employment agreements of Messrs. Hutter, Zuiderveen and Bernard were amended to provide that upon the termination of their employment by us without “cause” (as that term is defined in their respective employment agreements), they will receive (i) a severance amount, which will be a multiple of their base salary (two (2) times for Messrs. Hutter and Zuiderveen, and one and one-half (1 1/2) times for Mr. Bernard) over a period of time (24 months for Messrs. Hutter and Zuiderveen, and 18 months for Mr. Bernard), and (ii) a separation bonus equal to the same multiple of their average bonuses over the three prior years (or, if greater, the two prior years and the year of termination) payable pro rata from the date of the termination of their employment through March 14 of the following calendar year.
     A summary and discussion of these employment agreements is contained below under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control.”

     Limitations on Tax Deductibility of Executive Compensation Under Section 162(m)
     From time to time, we review and consider the tax and accounting laws, rules and regulations that may affect our compensation programs. However, the tax and accounting treatment of compensation has not been a significant factor in determining the amounts and types of compensation for our named executive officers.
     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s chief executive officer and the three other most highly compensated named executive officers excluding the chief financial officer. However, qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. In the event that the Compensation Committee considers approving salary or bonus compensation in the future that could exceed the $1 million deductibility threshold, it will consider what actions, if any, should be taken to make such compensation deductible. From time to time, certain compensation that the Compensation Committee may approve may not meet the requirements of Section 162(m) and, therefore, amounts in excess of $1 million paid under that plan may not be deductible by us. The board of directors and the Compensation Committee reserve the authority to award non-deductible compensation in such circumstances as they deem appropriate.
     Recovery of Incentive Compensation in the Event of Financial Restatement
     Our Compensation Committee has not considered whether it would adjust or attempt to recover incentive compensation paid to any or all of our named executive officers if the performance objectives upon which such compensation were based were to be restated or otherwise adjusted in a manner that would have the effect of reducing the amounts of compensation payable or paid. However, the Compensation Committee would consider any such event when making future compensation decisions for named executive officers who continued to be employed by us. In addition, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial statements due to any material noncompliance with any financial reporting requirement under the federal securities laws, as a result of misconduct, our Chief Executive Officer and Chief Financial Officer are legally required to reimburse us for any bonus or other incentive-based or equity-based compensation he or they receive from us during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement, as well as any profits they realized from the sale of securities during this 12-month period.
     Stock Ownership Guidelines
     We have always strongly encouraged our officers and directors to maintain a significant equity stake in our company and to align their interests with those of our stockholders, and in general they have done so. In 2008, we adopted stock ownership guidelines that specify minimum stock ownership levels for our directors, executive officers and certain key employees. Our board believes that ownership by such persons of a meaningful financial stake in our company serves to more closely align their interests with the interests of our stockholders.
     The stock ownership guideline for our Chief Executive Officer is three times his base salary, meaning ownership of shares of our common stock with a value equal to three times his base salary. The stock ownership guideline for all our other executive officers and for employees who report directly to our Chief Executive Officer is one times base salary. The stock ownership guideline for our directors is three times their annual retainer. Our directors, executive officers and key employees subject to these guidelines have until the later of December 31, 2012, or five years after they become subject to those guidelines, to achieve their applicable stock ownership requirements. Beginning in 2012, the guidelines will be tested as of each year-end, and until then the Compensation Committee will monitor the progress of our directors, officers and key employees in reaching those guidelines. Shares counted towards achievement of these ownership guidelines include shares owned outright, plus restricted shares subject to vesting based upon time or service-based conditions. Unvested stock options and restricted shares subject to performance-based vesting conditions will not count towards achievement of the guidelines. The value of shares owned will be determined by utilizing the closing sale price of our common stock on the date of determination.
     We have adopted policies regarding hedging the economic risk of common stock ownership. Directors, officers and key employees subject to our insider trading policy are discouraged from engaging in any short-term or speculative transactions regarding our common stock and are prohibited, except in certain circumstances where the amount is insignificant, from holding our common stock in a margin account or pledging our shares to secure a loan. In addition, our directors, executive officers and key employees subject to our insider trading policy are not permitted to purchase and sell, or sell and purchase, our common stock within any six month period, or to make any short sales of our common stock.

Compensation Committee Report
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Compensation Committee* John A. (Andy) Miller, Chairman Anthony D. Pell Kevin P. Collins

*	Thomas J. Madden III was appointed to the Compensation Committee in April 2009 after the discussions, deliberations and actions of the Compensation Committee discussed in the Compensation Discussion and Analysis were completed.

Summary Compensation
     The following table sets forth information relating to the total compensation earned for services rendered to us in all capacities by (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) the only other persons who were serving as our executive officers during fiscal 2008. We refer to these persons as our named executive officers.
Summary Compensation Table

						Non-Equity
						Incentive Plan	All Other
				Stock	Option	Compensation	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Awards($)(2)	Awards($)(3)	($)(4)	($)(5)	Total ($)

Sidney Hinton (6)	2008	485,000	0	1,480,900	0	800,625	372,238	3,138,663
President and	2007	438,462	0	1,048,900	0	654,782	112,947	2,255,091
Chief Executive Officer	2006	312,981	0	11,000	0	806,000	29,316	1,159,297

Christopher T. Hutter (7)	2008	275,000	96,250	72,500	0	0	26,159	469,909
Vice President and	2007	5,288	0	39,271	0	0	0	44,549
Chief Financial Officer

Gary J. Zuiderveen (8)	2008	195,000	48,750	58,000	0	0	11,073	312,823
Vice President of Financial	2007	166,250	33,750	31,417	7,367	0	10,409	249,193
Reporting, Controller and Principal Accounting Officer

John D. Bernard (9)	2008	190,000	40,000	0	0	0	11,815	241,815
President and CEO,	2007	189,232	50,000	0	0	0	11,244	250,476
Southern Flow	2006	169,231	50,000	0	5,663	0	10,739	235,633

(1)	The amounts in this column reflect discretionary bonuses awarded by the Compensation Committee.

(2)	We granted restricted stock awards to Messrs. Hinton, Hutter and Zuiderveen in 2007 but did not grant any restricted stock awards to any named executive officer in 2008 or 2006. The amounts in this column for 2008 and 2007 reflect the dollar amounts of compensation expense recognized for financial statement reporting purposes for fiscal 2008 and fiscal 2007, as applicable, in accordance with FAS 123(R), for the fair value of stock awards granted during fiscal 2007. The amounts in this column for 2006 reflect the dollar amounts of compensation expense recognized for financial statement reporting purposes for fiscal 2006, in accordance with FAS 123(R), for the fair value of stock awards granted prior to 2006. Compensation expense is calculated based on the grant date fair value of the stock award based on the closing sale price of the common stock on the date of grant. The amounts shown do not necessarily correspond to the actual value that will be realized with respect to such awards.

(3)	We granted stock options to Messrs. Hutter, Zuiderveen and Bernard in December 2008, but did not incur any compensation expense for financial statement reporting purposes during fiscal 2008 relating to those or any prior stock option awards. While we did not grant any stock options to the named executive officers during 2007 or 2006, the amounts in this column for 2007 and 2006 reflect the dollar amounts of compensation expense recognized for financial statement reporting purposes for fiscal 2007 and fiscal 2006, as applicable, in accordance with FAS 123(R), for the fair value of stock options granted prior to 2006, because compensation expense is recognized through the vesting period. Compensation expense is calculated based on the grant date fair value of the stock option awards, using the assumptions included in note 14, “Share-Based Compensation,” to our audited consolidated financial statements for fiscal 2008 included in our Annual Report on Form 10-K filed with the SEC on March 12, 2009, excluding the impact of estimated forfeitures related to service-based vesting conditions. The amounts shown do not necessarily correspond to the actual value that will be realized with respect to such awards.

(4)	The amounts in this column reflect cash payments to Mr. Hinton under his employment agreement based upon the cash flow from operations of our PowerSecure subsidiary.

(5)	The amounts in this column include the amounts we paid to or accrued on behalf of the named executive officers in fiscal 2008 related to the following:

		Group	Long-Term
	401(k)	Term Life	Disability	Health
	Matching	Insurance	Insurance	Insurance
Name	Contributions($)	Premiums($)	Premiums($)	Premiums($)	Annuity($)		Perquisites($)

Sidney Hinton	6,900	6,546	5,552 (a)	9,020	332,640	(b)	11,580	(c)
Christopher T. Hutter	6,900	910	285	9,064	0		9,000
Gary J. Zuiderveen	6,863	910	285	3,015	0		0
John D. Bernard	6,900	910	285	3,015	0		705

(a)	For Mr. Hinton, the amount listed under Group Term Life Insurance Premiums includes the premium for an additional life insurance policy for his benefit, and the amount listed under Long-Term Disability Insurance Premiums includes a separate long-term disability insurance policy for his benefit, both as provided in his employment agreement.

(b)	Under the terms of his employment agreement, Mr. Hinton, after retirement, assuming his employment with us continues through August 15, 2012, will receive monthly annuity payments equal to $2,000 per year of service to us from 2000 through the date of termination, capped at $20,000 per month, beginning at age 58, provided Mr. Hinton may elect to take reduced annuity payments, beginning at age 53, at a 5% per year discount. In 2008, we purchased an annuity policy from a third party to satisfy these obligations. This amount reflects the dollar amount of our compensation expense we recognized in fiscal 2008 for financial statement reporting purposes relating to the annuity policy, not our cash expense, because the policy was purchased and paid for in full in 2008.

(c)	The perquisites for Mr. Hinton are the gross amounts of a country club membership and dues ($4,980) and lease payments on a company-owned vehicle ($6,600).

(6)	Mr. Hinton was appointed as our President and Chief Executive Officer, in addition to his positions as President and Chief Executive Officer of our PowerSecure subsidiary, on April 16, 2007. These amounts include compensation paid for all services in all capacities to us in the fiscal years indicated.

(7)	Mr. Hutter was appointed as our Vice President and Chief Financial Officer upon joining us on December 10, 2007.

(8)	Mr. Zuiderveen served as our Chief Financial Officer from April 16, 2007 until December 10, 2007, and also served as our Vice President throughout 2007. These amounts include compensation paid to Mr. Zuiderveen for all his services to us in all capacities in the fiscal years indicated.

(9)	Mr. Bernard, who is the President and Chief Executive Officer of Southern Flow, also served as an executive officer of our company until the end of 2008. These amounts include compensation paid to Mr. Bernard for all his services to us in all capacities in the fiscal years indicated.

Grants of Plan-Based Awards in Fiscal 2008
     The following table sets forth information regarding plan-based awards and other stock awards granted to our named executive officers in fiscal 2008. We did not grant any restricted stock awards to our named executive officers during fiscal 2008.
Grants of Plan-Based Awards in Fiscal 2008

					All Other Option
		Estimated Future Payouts			Awards: Number
		Under Non-Equity Incentive			of Securities	Exercise or	Grant Date Fair
		Plan Awards(1)			Underlying	Base Price of	Value of Stock and
	Grant	Threshold	Target	Maximum	Options	Option Awards	Option Awards
Name	Date	($)	($)	($)	(#)(2)	($)(3)	($)(4)
Sidney Hinton	N/A	406,000	679,782	—	—	—	—
Christopher T. Hutter	12/03/08	—	—	—	12,500	3.56	24,725
Gary J. Zuiderveen	12/03/08	—	—	—	7,500	3.56	14,835
John D. Bernard	12/03/08	—	—	—	7,500	3.56	14,835

(1)	Under his employment agreement, Mr. Hinton was entitled to receive incentive compensation equal to 7% of the cash flow from operations of our PowerSecure subsidiary in fiscal 2008. Such bonus was conditioned upon the operating income of our PowerSecure subsidiary for 2008 achieving or exceeding a threshold of at least $4,083,000, which was equal to the operating income threshold for 2007 increased by 25% for 2008. The amount in the column for the threshold payout is equal to 7% of the cash flow from operations of our PowerSecure subsidiary at such operating income threshold level, and there is no specific target payout and no maximum payout. In accordance with SEC rules, the target amount in this table for Mr. Hinton is the amount of payout that Mr. Hinton would have received for fiscal 2008 if the fiscal 2008 cash flow from operations of our PowerSecure subsidiary was equal to its fiscal 2007 cash flow from operations. The actual amount of incentive payments earned by Mr. Hinton is reported under the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. Because the cash payments paid to Messrs. Hutter, Zuiderveen and Bernard were entirely within the discretion of the Compensation Committee and were not established until after the end of fiscal 2008, the amount of such payments are not included in this table but are included under the column entitled “Bonuses” in the Summary Compensation Table.

(2)	Represents the number of shares of common stock underlying the stock options awarded to each named executive officer. Each option has a ten year term and vests in five equal annual installments of 20% of such shares, commencing on the first anniversary of the date of grant.

(3)	The exercise price of each stock option is equal to the fair market value of our common stock on the date of grant, based on the last sale price of our common stock on such date as reported on The Nasdaq Stock Market.

(4)	The amounts in this column reflect the full grant date fair value of the stock option awards, computed in accordance with FAS 123(R), using the assumptions included in note 14, “Share-Based Compensation,” to our audited consolidated financial statements for fiscal 2008 included in our Annual Report on Form 10-K filed with the SEC on March 12, 2009, excluding the impact of estimated forfeitures related to service-based vesting conditions. The amounts shown do not necessarily correspond to the actual value that will be realized with respect to such awards.

Outstanding Equity Awards at 2008 Fiscal Year-End
     The following table sets forth information regarding the outstanding equity awards, consisting of stock options and unvested restricted stock, held by our named executive officers as of December 31, 2008.
Outstanding Equity Awards at 2008 Fiscal Year-End

					Stock Awards
							Equity	Equity
							Incentive Plan	Incentive Plan
							Awards:	Awards:
							Number of	Market or
	Option Awards						Unearned	Payout Value
	Number of	Number of			Number of	Market Value	Shares, Units	of Shares,
	Securities	Securities			Shares or	of Shares or	or Other	Units or
	Underlying	Underlying			Units of	Units of Stock	Rights	Other Rights
	Unexercised	Unexercised	Option		Stock That	That	That	That
	Options	Options	Exercise	Option	Have	Have Not	Have Not	Have Not
	(#)	(#)	Price	Expiration	Not Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable(1)	($)	Date(2)	(#)(3)	($)(4)	(#)(5)	($)(4)

Sidney Hinton	20,000	—	6.88	6/15/10	—	—	—	—
	125,000	—	1.50	6/19/11	—	—	—	—
	25,000	—	4.22	9/26/15	—	—	—	—
	25,000	—	6.65	12/05/15	—	—	—	—
	—	—	—	—	300,000	987,000	240,000	789,600

Christopher T.	—	12,500	3.56	12/03/18	—	—	—	—
Hutter	—	—	—	—	12,500	41,125	10,000	32,900

Gary J.
Zuiderveen	10,000	—	1.50	7/27/11	—	—	—	—
	25,000	—	3.06	2/04/15	—	—	—	—
	10,000	—	6.65	12/05/15	—	—	—	—
	—	7,500	3.56	12/03/18	—	—	—	—
	—	—	—	—	10,000	32,900	8,000	26,320

John D. Bernard	3,334	—	4.63	9/07/09	—	—	—	—
	11,000	—	1.50	6/09/13	—	—	—	—
	25,000	—	3.06	9/23/14	—	—	—	—
	25,000	—	4.22	9/26/15	—	—	—	—
	25,000	—	6.65	12/05/15	—	—	—	—
	—	7,500	3.56	12/03/18	—	—	—	—

(1)	These unexercisable options, which are options that had been granted but had not vested as of December 31, 2008, vest in five equal annual installments of 20% of such shares, commencing on the first anniversary of the date of grant, which was December 3, 2008.

(2)	The right to exercise these stock options terminates the earlier of the Option Expiration Date listed in this column, 90 days after the termination of their service to us including service as an employee, director or consultant or one year after the date of their death or permanent disability.

(3)	Represents the number of shares of restricted stock awarded to each named executive officer that remained unvested as of December 31, 2008. The shares vest five years after the date of grant (on August 15, 2012 for Mr. Hinton, and on December 10, 2012 for Messrs. Hutter and Zuiderveen), or earlier upon death, disability or a change in control.

(4)	The amounts in this column were computed by multiplying the number of shares of restricted stock that had not vested as of December 31, 2008 by the fair market value of the shares as of such date, based upon $3.29, the closing sale price of our common stock on such date, as reported on The Nasdaq Stock Market.

(5)	Represents the number of shares of restricted stock awarded to each named executive officer that remained unvested as of December 31, 2008. Subsequent thereto, 60,000 shares of restricted stock awarded to Mr. Hinton, 2,500 shares of restricted stock awarded to Mr. Hutter and 2,000 shares of restricted stock awarded to Mr. Zuiderveen vested because our fiscal 2008 financial performance satisfied the performance goal applicable to those shares. For Mr. Hinton, the performance shares vest in five equal annual installments, commencing after the end of fiscal 2007 based upon our fiscal 2007 performance and continuing until after the end of fiscal 2011 based upon our fiscal 2011 performance. This vesting is based upon us achieving a performance target each year relating to improvements in income from continuing operations, excluding restructuring charges related to our 2007 management transition and corporate reorganization. The performance goal for fiscal year 2007 was that our adjusted consolidated net income must equal or exceed $9,462,000, which was 90% of the lower end of the range of our consolidated net income forecast for 2007 as included in our guidance issued publicly on August 8, 2007. For fiscal year 2008 and each fiscal year thereafter, the performance goal is increased by 20% over the prior fiscal year’s performance goal. In the event that we fail to achieve the performance goal for any fiscal year, the performance restricted shares that did not vest for that fiscal year will vest in the subsequent fiscal year if we exceed by 10% the original performance goal for that subsequent fiscal year. In the event of a change in control, any unvested restricted shares (regardless of whether their vesting is tied to service or to performance) will immediately vest in full upon the effective date of the change in control. For Messrs. Hutter and Zuiderveen, these shares vest in four equal annual installments, commencing after the end of fiscal 2008 based upon our fiscal 2008 performance and continuing until after the end of fiscal 2011 based upon our fiscal 2011 performance. The performance goals for those fiscal years are the same performance goals (relating to our adjusted consolidated net income) in those fiscal years as apply to the performance shares granted to Mr. Hinton.
Option Exercises and Stock Vested in Fiscal 2008
     The following table sets forth information regarding the exercise of stock options by, and the vesting of restricted stock held by, the named executive officers in 2008.
Option Exercises and Stock Vested in Fiscal 2008

	Option Awards		Stock Awards(1)
	Number of	Value	Number of
	Shares	Realized on	Shares	Value Realized
	Acquired on	Exercise	Acquired on	on Vesting
Name	Exercise (#)	($)(2)	Vesting (#)	($)(3)
Sidney Hinton	—	—	60,000	724,200
Christopher T. Hutter	—	—	—	—
Gary J. Zuiderveen	10,000	104,600	—	—
John D. Bernard	1,875	17,550	—	—

(1)	The amount in these columns reflect shares of restricted stock subject to performance-based vesting conditions that vested during 2008 because our fiscal 2007 financial performance satisfied the performance goal applicable to those shares. The material terms of these restricted stock awards, including their vesting conditions, are described above under “—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Compensation.” Does not reflect 19,470 shares of restricted stock that were withheld for tax withholding purposes at the election of Mr. Hinton.

(2)	Based upon the difference between the fair market value of our common stock on the date these shares were exercised, which was equal to the closing sale price of our common stock on such date as reported on The Nasdaq Stock Market, and the applicable exercise price of the stock option.

(3)	Based upon the fair market value of our common stock on the date these shares of restricted stock vested, which was equal to the closing sale price of our common stock on such date as reported on The Nasdaq Stock Market.
     Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control
     Pension Benefits
     We do not provide pension arrangements for our named executive officers or for our employees, except for the annuity arrangement in Mr. Hinton’s employment agreement described below. Our named executive officers are eligible to participate in our 401(k) defined contribution plan. In 2008, we contributed to each participant, including our named executive officers, a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan, up to a maximum matching contribution of $6,900. All of our named executive officers participated in our 401(k) plan during fiscal 2008 and received matching contributions as set forth in the Summary Compensation Table. Effective February 17, 2009, we discontinued making any matching contributions in our 401(k) plan to our named executive officers, although they are still eligible to participate in our 401(k) plan otherwise.
     Non-Qualified Deferred Compensation
     We do not provide any non-qualified deferred contribution plans or other deferred compensation plans. In the future, the Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation committee determines that doing so is in our best interests.
     Employment Agreements
     Sidney Hinton. On August 15, 2007, we entered into an employment and non-competition agreement with Sidney Hinton as our President and Chief Executive Officer, replacing and superseding Mr. Hinton’s previous employment agreement, dated as of November 1, 2005, with our PowerSecure subsidiary. On December 31, 2008, we entered into an amended and restated employment agreement with Mr. Hinton for the sole purpose of complying with the provisions of Internal Revenue Code Section 409A. These amendments modified only the severance provisions of Mr. Hinton’s employment agreement as required to achieve compliance with Section 409A and did not affect or modify Mr. Hinton’s base salary, bonus plans, equity awards or term of employment. The key terms of Mr. Hinton’s employment agreement, as amended and restated, are as follows:
•	The term of Mr. Hinton’s employment will continue until August 8, 2012, with automatic additional one-year renewal periods when the term expires, unless either we or Mr. Hinton gives 30 days prior written notice of termination.

•	Mr. Hinton’s base salary is fixed at $485,000 per year, subject to annual upward adjustments at the discretion of the board (through the Compensation Committee).

•	Mr. Hinton continues to be entitled to an annual bonus equal to 7% of our PowerSecure subsidiary’s cash flow from operations, as he was under his previous employment agreement with our PowerSecure subsidiary, provided that our PowerSecure subsidiary achieves or exceeds a performance threshold tied to its operating income, which operating income threshold was $4,083,000 for 2008 and in subsequent years increases by 25% over the threshold for the prior year.

•	Mr. Hinton was granted 600,000 shares of restricted stock in August 2007, pursuant to a restricted stock agreement, that vest as follows:
•	A total of 300,000 shares vest in their entirety on August 15, 2012, five years after the grant date, provided Mr. Hinton remains employed with us on such date.

•	The other 300,000 shares vest in five equal annual installments after the end of fiscal 2007 and the subsequent four fiscal years, based on us achieving a performance target each year relating to our income from continuing operations. As of the date of this proxy statement, a total of 120,000 of these restricted shares have vested because the fiscal 2007 and fiscal 2008 performance goals were achieved.
•	We purchased a $5 million term life insurance policy for the sole benefit of Mr. Hinton’s beneficiaries.

•	Mr. Hinton is entitled to receive a company vehicle, one country club membership and all other standard employee benefits consistent with other executive officers and commensurate with his positions.

•	Mr. Hinton is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including but not limited to a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•	Mr. Hinton is prohibited from competing with our business for a period of three years after the termination of his employment by us without cause or by Mr. Hinton for good reason, and for a period of one year after the termination of his employment by Mr. Hinton without good reason. The employment agreement also contains certain restrictions on Mr. Hinton’s use of confidential information and use of inventions and other intellectual property.

•	After retirement, assuming Mr. Hinton’s employment with us continues through August 8, 2012, Mr. Hinton will receive monthly annuity payments equal to $1,500 per year of service to us from 2000 through the date of termination, capped at $20,000 per month, beginning at age 53, provided Mr. Hinton may elect upon five years notice to not begin taking annuity payments until a later age (up to age 58), in which case such monthly annuity payments will be equal to an amount up to $2,000 per year of service, still capped at $20,000 per month. We have purchased an annuity policy from a third party to satisfy our obligation to make these payments.
     Christopher T. Hutter. On December 10, 2007, we entered into an employment and non-competition agreement with Christopher T. Hutter, who on that date joined our company and was appointed as our Vice President and Chief Financial Officer. Mr. Hutter’s employment agreement sets forth the terms and conditions of Mr. Hutter’s employment with us. On December 31, 2008, we entered into an amended and restated employment agreement with Mr. Hutter for the sole purpose of complying with the provisions of Internal Revenue Code Section 409A. These amendments modified only the severance provisions of Mr. Hutter’s employment agreement as required to achieve compliance with Section 409A and did not affect or modify Mr. Hutter’s base salary, bonus plans, equity awards or term of employment. The key terms of Mr. Hutter’s employment agreement, as amended and restated, are as follows:
•	The term of Mr. Hutter’s employment will continue until December 10, 2012, with automatic additional one-year renewal periods when the term expires, unless either we or Mr. Hutter gives 90 days prior written notice of termination.

•	Mr. Hutter’s base salary was set at $275,000 per year (increased to $300,000 for 2009), subject to annual upward adjustments at the discretion of the board (through the Compensation Committee).

•	Mr. Hutter will be eligible to receive a bonus in a target amount of 35% of his base salary, as from time to time in effect, for excellent service, based upon the achievement of such performance goals as shall be established annually by the Compensation Committee based in part upon the recommendation of our Chief Executive Officer.

•	Mr. Hutter was granted 25,000 shares of restricted stock in December 2007, pursuant to a restricted stock agreement, that vest as follows:
•	2,500 restricted shares vested on the date of grant.

•	An additional 12,500 restricted shares will “cliff vest” in their entirety on December 10, 2012, five years after the grant date, provided Mr. Hutter remains employed with us on such date.

•	The remaining 10,000 shares vest in four equal annual installments, after the end of fiscal 2008 and the subsequent three fiscal years, based on our achieving a performance target each year relating to our income from continuing operations, which are the same targets set for restricted shares that were granted to Mr. Hinton in August 2007. As of the date of this proxy statement, a total of 2,500 of these restricted shares have vested because the fiscal 2008 performance goal was achieved.
•	Mr. Hutter is entitled to either the use of a company vehicle or the receipt of a vehicle allowance, reimbursement of relocation costs and other standard employee benefits consistent with other executive officers and commensurate with his positions.

•	Mr. Hutter is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including but not limited to a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•	Mr. Hutter is prohibited from competing with our business for a period of two years after the termination of his employment, if he receives a full severance package, or for a period of one year otherwise. Mr. Hutter’s employment agreement also contains certain restrictions on Mr. Hutter’s use of confidential information and use of inventions and other intellectual property.

     Gary J. Zuiderveen. In April 2007, we entered into an employment and non-competition agreement with Gary J. Zuiderveen, who was then our Vice President, interim Chief Financial Officer, Principal Accounting Officer and Controller. On December 10, 2007, in connection with the transition of the Chief Financial Officer position to Mr. Hutter, the board appointed Mr. Zuiderveen to serve as our Vice President of Financial Reporting, Controller, Principal Accounting Officer, Assistant Treasurer and Secretary and adopted amendments to Mr. Zuiderveen’s employment agreement. On December 31, 2008, we entered into an amended and restated employment agreement with Mr. Zuiderveen for the sole purpose of complying with the provisions of Internal Revenue Code Section 409A. These amendments modified only the severance provisions of Mr. Zuiderveen’s employment agreement as required to achieve compliance with Section 409A and did not affect or modify Mr. Zuiderveen’s base salary, bonus plans, equity awards or term of employment. The key terms of Mr. Zuiderveen’s employment agreement, as amended and restated, are as follows:
•	The term of Mr. Zuiderveen’s employment will continue until December 10, 2012, with automatic additional one-year renewal periods when the term expires, unless either we or Mr. Zuiderveen gives 90 days prior written notice of termination.

•	Mr. Zuiderveen’s base salary was set at $195,000 per year (increased to $205,000 for 2009), subject to annual upward adjustments at the discretion of the Board (through the Compensation Committee).

•	Mr. Zuiderveen shall be eligible to receive a bonus in a target amount of 25% of his base salary, as from time to time in effect, for excellent service, based upon the achievement of such performance goals as are established annually by the Compensation Committee of the Board based in part upon the recommendation of our Chief Executive Officer.

•	Mr. Zuiderveen was granted 20,000 shares of restricted stock in December 2007, pursuant to a restricted stock agreement, that vest as follows:
•	2,000 restricted shares vested on the date of grant.

•	An additional 10,000 restricted shares will “cliff vest” in their entirety on December 10, 2012, five years after the grant date, provided Mr. Zuiderveen remains employed with us on such date.

•	The remaining 8,000 shares vest in four equal annual installments, after the end of fiscal 2008 and the subsequent three fiscal years, based on our achieving a performance target each year relating to our income from continuing operations, which are the same targets set for restricted shares granted to Messrs. Hinton and Hutter. As of the date of this proxy statement, a total of 2,000 of these restricted shares have vested because the fiscal 2008 performance goal was achieved.
•	Mr. Zuiderveen is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including but not limited to a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•	Mr. Zuiderveen is prohibited from competing with our business for a period of two years after the termination of his employment. Mr. Zuiderveen’s employment agreement also contains certain restrictions on Mr. Zuiderveen’s use of confidential information and use of inventions and other intellectual property.
     John D. Bernard. In April 2007, Southern Flow entered into an amended and restated employment and non-competition agreement with John D. Bernard, the President and Chief Executive Officer of Southern Flow. On December 31, 2008, we entered into a second amended and restated employment agreement with Mr. Bernard for the sole purpose of complying with the provisions of Internal Revenue Code Section 409A. These amendments modified only the severance provisions of Mr. Bernard ‘s employment agreement as required to achieve compliance with Section 409A and did not affect or modify Mr. Bernard’s base salary, bonus plans, equity awards or term of employment.
     As amended and restated, Mr. Bernard’s employment agreement provides for an employment term through December 31, 2009, and is renewable for additional one-year renewal periods when the term expires, unless either Southern Flow or Mr. Bernard gives 30 days prior written notice of termination. In addition, Mr. Bernard’s severance period and the post-employment non-competition period are set at 18 months.
     The base salary under Mr. Bernard’s employment agreement, which is subject to annual upward adjustments at the discretion of the board of directors (through the Compensation Committee), was set at $190,000 (increased to $200,000 for 2009). In addition to the base salary, the employment agreement provides, among other things, for Mr. Bernard’s participation in Southern Flow bonus plans generally and for standard employee benefits.

     Under his amended and restated employment agreement, Mr. Bernard is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including but not limited to a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.” Mr. Bernard is prohibited from competing with the business of Southern Flow or its affiliates for a period 18 months, matching his severance period. The employment agreement also contains certain restrictions on Mr. Bernard’s use of confidential information and use of inventions and other intellectual property.
     Potential Payments Upon Termination or Change in Control
     The information below discusses the compensation payable to each of the named executive officers employed with us on December 31, 2008, in the event of the termination of such executive’s employment under different circumstances, such as involuntary termination without cause, voluntary termination with good reason, involuntary termination with cause, voluntary termination without good reason, termination upon or following a change in control, termination upon the expiration of the employment term without renewal, death and disability. We have entered into employment agreements with all of our named executive officers. These employment agreements provide for certain severance arrangements upon the termination of employment, including following a change in control. Under these severance arrangements, the severance is payable upon or after a change in control only if the officer’s employment terminates within three years thereafter because the employee is terminated by our successor without “cause” or by employee for any reason (for Messrs. Hinton and Hutter) or for “good reason” (for Messrs. Zuiderveen and Bernard), as such terms are defined in the named executive officer’s respective employment agreements.
     Sidney Hinton. Under Mr. Hinton’s employment agreement, which is described above under “—Employment Agreements—Sidney Hinton,” Mr. Hinton will receive certain compensation upon the termination of his employment, including upon or after a change in control of us or of our PowerSecure subsidiary. However, if Mr. Hinton is deemed to be a “specified employee” for Section 409A purposes at the time of the termination of his employment, then no severance amounts will payable to him until six months and one day after the date of the termination, with catch-up payments after that period.
     In the event of the termination of Mr. Hinton’s employment by us without “cause” or by Mr. Hinton with “good reason” (as those terms are defined in his employment agreement), then Mr. Hinton would be entitled to the following:
•	a severance amount equal to three times the sum of (i) his highest base salary in effect during his employment term, plus (ii) the greater of (A) the average of the cash flow bonus paid to him for the prior three fiscal years, or (B) the average of the cash flow bonus awarded to him for the prior two fiscal years and the cash flow bonus that would have been awarded to Mr. Hinton for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year (which bonus component, in either case, will be no less than one time and no more than two times the base salary amount in (i)), payable over the 36 months after the date of termination;

•	the vesting of (i) the entire time-based portion of his restricted stock award, and (ii) any performance shares that would have been earned assuming the performance goal is met in the year of termination;

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of three years; and

•	the vesting of his right to receive monthly annuity payments, commencing at or after age 53 (but, if Mr. Hinton terminates his employment with good reason, only if the termination of employment occurs after August 8, 2012).
     In the event of the termination of Mr. Hinton’s employment, either by us or our successor without cause or by Mr. Hinton for any reason, within three years after a change in control of either us or our PowerSecure subsidiary, then Mr. Hinton would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance based) and all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.
     In the event of the termination of Mr. Hinton’s employment upon his death or by us for cause, then Mr. Hinton would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination, although in the event of Mr. Hinton’s death his beneficiaries would receive the benefits of a $5 million life insurance policy and all restricted shares (regardless of whether vesting is time-based or performance based) held by him at that time would automatically vest.
     In the event of the termination of Mr. Hinton’s employment due to his permanent disability, by Mr. Hinton voluntarily without good reason or upon the expiration without renewal of his employment agreement, then Mr. Hinton would be entitled to receive the following:
•	one-third of the full severance amount (in other words, one times the sum of his last base salary and his average bonus over prior three years), payable over the 12 months following the date of termination, if the termination is due to permanent disability or expiration of the employment agreement, and payable over the 36 months following the date of termination, if due to voluntary termination by Mr. Hinton without good reason;

•	the vesting of his right to receive monthly annuity payments, commencing at or after age 53, but only if the termination of employment occurs after August 8, 2012;

•	in the event of disability, all restricted shares (regardless of whether vesting is time-based or performance based) held by him at that time would automatically vest; and

•	in the event of disability, the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of three years.
     Christopher T. Hutter. Under Mr. Hutter’s employment agreement, which is described above under “—Employment Agreements—Christopher T. Hutter,” Mr. Hutter will receive certain compensation upon the termination of his employment, including upon or after a change in control.
     In the event of the termination of Mr. Hutter’s employment by us without “cause” (as such term is defined in his employment agreement), then Mr. Hutter would be entitled to the following:
•	a severance amount equal to two times his highest base salary in effect during his employment term, payable over the 24 months after the date of termination;

•	a separation bonus equal to two times the greater of (i) the average annual bonus paid to him for the prior three fiscal years, or (ii) the average of the annual bonus paid to him for the prior two fiscal years and of the bonus that would have been awarded to him for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year (which separation bonus will be no greater than the severance amount), payable pro rata from the date of termination of employment through March 14 of the following calendar year;

•	the vesting of (i) all of the time-based portion of his restricted stock award, and (ii) any performance shares that would have been earned assuming the performance goal is met in the year of termination; and

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of two years.
     In the event of the termination of Mr. Hutter’s employment, either by us or our successor without cause or by Mr. Hutter for any reason, within three years after a change in control, then Mr. Hutter would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance based) and all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.
     In the event of the termination of Mr. Hutter’s employment upon his death, by us for cause or by Mr. Hutter voluntarily, then Mr. Hutter would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination, although in the event of Mr. Hutter’s death on or after July 1 of any year his beneficiaries would receive a prorated portion of any bonus, a “stub bonus,” that would have been earned by him during that year (but for his death) based on the bonus criteria for that year established by the board of directors, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance based) held by him would automatically vest.
     In the event of the termination of Mr. Hutter’s employment due to his permanent disability or upon the expiration without renewal of his employment agreement, then Mr. Hutter would be entitled to receive the following:
•	one-half of the full severance amount, payable over the 12 months following the date of termination;

•	one-half the full separation bonus, payable pro rata from the date of termination of employment through March 14 of the following calendar year;

•	any stub bonus, if the termination of employment occurs on or after July 1 of any year;

•	in the event of disability, all restricted shares (regardless of whether vesting is time-based or performance based) held by him at that time would automatically vest; and

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of two years, in the event of disability, or one year, in the event of the expiration of his employment agreement.
     Gary J. Zuiderveen. Under Mr. Zuiderveen’s employment agreement, which is described above under “—Employment Agreements—Gary J. Zuiderveen,” Mr. Zuiderveen will receive certain compensation upon the termination of his employment, including upon or after a change in control.
     In the event of the termination of Mr. Zuiderveen’s employment by us without “cause” (as defined in his employment agreement), then Mr. Zuiderveen would be entitled to the following:
•	a severance amount equal to two times the sum of his base salary in effect upon the termination of his employment, payable over the 24 months after the date of termination;

•	a separation bonus equal to two times the greater of (i) the average annual bonus paid to him for the prior three fiscal years, or (ii) the average of the annual bonus paid to him for the prior two fiscal years and of the bonus that would have been awarded to him for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year, payable pro rata from the date of termination of employment through March 14 of the following calendar year; and

•	the vesting of (i) all of the time-based portion of his restricted stock award, and (ii) any performance shares that would have been earned assuming the performance goal is met in the year of termination.
     In the event of the termination of Mr. Zuiderveen’s employment, either by us or our successor without cause or by Mr. Zuiderveen for good reason, within three years after a change in control, then Mr. Zuiderveen would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance based) and all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.
     In the event of the termination of Mr. Zuiderveen’s employment upon his death or permanent disability, by us for cause or by Mr. Zuiderveen voluntarily, then Mr. Zuiderveen would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance based) held by him would automatically vest.
     In the event of the termination of Mr. Zuiderveen’s employment upon the expiration without renewal of his employment agreement, then Mr. Zuiderveen would be entitled to receive the severance amount, payable over the 24 months following the date of termination, and the separation bonus, payable pro rata from the date of termination of employment through March 14 of the following calendar year.
     John D. Bernard. Under Mr. Bernard’s employment agreement, which is described above under “—Employment Agreements—John D. Bernard,” Mr. Bernard will receive certain compensation upon the termination of his employment, including upon or after a change in control.
     In the event of the termination of Mr. Bernard’s employment by us without cause (as defined in his employment agreement), then Mr. Bernard would be entitled to a severance amount equal to one and one-half times his base salary in effect upon termination, payable over the 18 months after the date of termination, plus a separation bonus, equal to one and one-half times the greater of (i) the average annual bonus paid to him for the prior three fiscal years, or (ii) the average of the annual bonus paid to him for the prior two fiscal years and of the bonus that would have been awarded to him for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year, payable pro rata from the date of termination of employment through March 14 of the following calendar year.
     In the event of the termination of Mr. Bernard’s employment, either by us or our successor without cause or by Mr. Bernard for good reason, within three years after a change in control, then Mr. Bernard would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, plus the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of 18 months, plus all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.
     In the event of the termination of Mr. Bernard’s employment upon his death or permanent disability, by us for cause, by Mr. Bernard voluntarily or upon the expiration without renewal of his employment agreement, then Mr. Bernard would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination.
     Potential Payments Upon Termination of Employment Table. The information below shows the potential amount of compensation that would be payable to each of the named executive officers employed with us on December 31, 2008, in the event of the termination of such executive’s employment under the circumstances listed in the table. The amounts of compensation payable upon termination are estimates only and assume that such termination was effective as of December 31, 2008 and that all amounts earned through such time had been fully paid. The actual amounts to be paid out can only be determined at the time of such executive’s termination of employment from us.

Potential Payments Upon Termination of Employment Table

		Continuation		Acceleration
	Severance	of	Acceleration of	of		Total
	Amount and	Employee	Restricted Stock	Stock		Termination
	Separation Bonus	Benefits (1)	Award (2)	Options (3)	Other (4)	Benefits
Name	($)	($)	($)	($)	($)	($)

Sidney Hinton
• Change in Control (5)	3,716,407	63,354	1,776,600	0	2,133,000	7,689,361
• Involuntary without Cause	3,716,407	63,354	1,184,400	0	2,133,000	7,097,161
• Voluntary with Good Reason	3,716,407	63,354	1,184,400	0	0	4,964,161
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	1,238,802	0	0	0	0	1,238,802
• Death (6)	0	0	1,776,600	0	0	1,776,600
• Disability	1,238,802	63,354	1,776,600	0	0	3,078,756
• Expiration of Term (7)	1,238,802	0	0	0	0	1,238,802

Christopher T. Hutter
• Change in Control (5)	742,500	20,518	74,025	0	0	837,043
• Involuntary without Cause	742,500	20,518	49,350	0	0	812,368
• Voluntary with Good Reason	0	0	0	0	0	0
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (6)	0	0	74,025	0	0	74,025
• Disability	371,250	20,518	74,025	0	0	465,793
• Expiration of Term (7)	371,250	10,259	0	0	0	381,509

Gary J. Zuiderveen
• Change in Control (5)	478,333	8,419	59,220	0	0	545,972
• Involuntary without Cause	478,333	0	39,480	0	0	517,813
• Voluntary with Good Reason	0	0	0	0	0	0
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (6)	0	0	59,220	0	0	59,220
• Disability	0	0	59,220	0	0	59,220
• Expiration of Term (7)	478,333	0	0	0	0	478,333

John D. Bernard
• Change in Control (5)	355,000	6,315	0	0	0	361,315
• Involuntary without Cause	355,000	0	0	0	0	355,000
• Voluntary with Good Reason	0	0	0	0	0	0
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (6)	0	0	0	0	0	0
• Disability	0	0	0	0	0	0
• Expiration of Term (7)	0	0	0	0	0	0

(1)	Based upon 2008 rates without giving any effect to rate and price increases.

(2)	Reflects the aggregate value of the shares of restricted stock that were unvested as of December 31, 2008 that would vest upon the occurrence of the respective event of termination (“accelerated restricted shares”), which aggregate value was calculated by multiplying (i) the fair market value of our common stock as of December 31, 2008, which was $3.29 per share based upon the last sale price of our common stock on December 31, 2008 as reported on The Nasdaq Stock Market, by (ii) the number of accelerated restricted shares. Assumes the performance goal for fiscal 2008 was achieved.

(3)	Reflects the aggregate value of in-the-money stock options that were unvested as of December 31, 2008 that would vest upon the occurrence of the respective event of termination (“accelerated options”), which aggregate value was calculated by multiplying (i) the amount by which the fair market value of our common stock as of December 31, 2008, which was $3.29 per share based upon the last sale price of our common stock on December 31, 2008 as reported on The Nasdaq Stock Market, exceeded the applicable exercise price of such accelerated options, by (ii) the number of accelerated options. None of the options held by the named executive officers that were outstanding and unvested as of December 31, 2008 were in-the-money, because the exercise price of all such options exceeded $3.29.

(4)	For Mr. Hinton, this is the value (as of December 31, 2008) of the annuity that was purchased by us to fund our annuity obligations in certain events as specified in his employment agreement.

(5)	Assuming the termination of the named executive officer’s employment within three years thereafter, as discussed above under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control—Employment Agreements.”

(6)	Does not include the proceeds of any life insurance policies funded by us and payable to the named executive officer’s beneficiaries upon death.

(7)	The expiration of the term of the employment agreements, for all the named executive officers, occurs after December 31, 2008, but for purposes of this table is assumed to occur December 31, 2008.
Equity Compensation Plan Information
     We have two equity incentive compensation plans that have been approved by our stockholders under which shares of our common stock have been authorized for issuance to our directors, officers, employees, advisors and consultants and awards had been made and were outstanding as of December 31, 2008:
•	our 1998 Stock Incentive Plan; and

•	our 2008 Stock Incentive Plan.
     In addition, during 2006 we issued stock options to newly hired non-executive employees outside of any equity compensation plan that had been approved by our stockholders, which are the only outstanding options granted under plans not approved by our stockholders.
     The following table contains information about the shares of our common stock that may be issued upon the exercise of options that were outstanding under our existing equity compensation plans as of December 31, 2008:

				Number of securities
	Number of securities		Weighted-average	remaining available for
	to be issued upon		exercise price of	future issuance under
	exercise of		outstanding	equity compensation plans
	outstanding options,		options, warrants	(excluding securities
	warrants and rights		and rights	reflected in column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,617,685	(1)	$4.92	305,612	(2)

Equity compensation plans not approved by security holders	90,000		10.56	0

Total	1,707,785	(1)	$5.21	305,612	(2)

(1)	Represents options to purchase shares of common stock granted under our 1998 Stock Incentive Plan and our 2008 Stock Incentive Plan that were outstanding but unexercised as of December 31, 2008.

(2)	Represents shares of common stock available for issuance under our 2008 Stock Incentive Plan as of December 31, 2008, counting each stock option as one share and each share of restricted stock as 1.5 shares. We cannot make any additional awards under our 1998 Stock Incentive Plan.

DIRECTOR COMPENSATION
     We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our board. In setting the compensation for our directors, we consider the significant amount of time that directors spend fulfilling their duties to us, on both a board and committee level, as well as the skill-level required of members of the board. The Compensation Committee periodically reviews the compensation of our directors and, from time to time, recommends to the full board changes to the compensation of our directors.
     In 2008, upon recommendation of the Compensation Committee, our board adopted stock ownership guidelines that require each non-employee director to own shares of our common stock with a market value of at least three times the annual retainer paid to each non-employee director, commencing December 31, 2012. See “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines.”
Compensation Arrangements
     Directors who are also officers or employees of us or any of our subsidiaries do not receive any additional compensation for serving on the board of directors or its committees. All directors are reimbursed for their out-of-pocket costs of attending meetings of the board and its committees. Our directors who were not also officers or employees of us or any of our subsidiaries, which we refer to as non-employee directors, receive a combination of cash, derived from a board retainer fee, committee chairmanships and committee attendance fees, and initial and annual grants of equity awards.
     During fiscal 2008, each non-employee director received a monthly retainer of $3,000 for his service on the board, plus a fee of $1,500 for each committee meeting attended. Only one fee for committee meeting attendance is paid per day regardless of how many committee meetings are attended that day. In addition, during 2008, our non-executive Chairman received an annual fee of $25,000, in addition to the other compensation paid to non-employee directors. For 2009, our Compensation Committee has reduced this annual fee to our non-executive Chairman to $12,500.
     The Compensation Committee periodically reviews the compensation of our non-employee directors and, from time to time, recommends to the full board changes to the compensation of our directors. During 2008, the Compensation Committee conducted a comprehensive review of non-employee director compensation with input from its independent compensation consultant, Frederic W. Cook & Co. This review included a comparison of non-employee director compensation arrangements of companies of publicly-traded alternative energy companies, using the most recent public information then available regarding the compensation of non-employee directors, including retainers, chairman fees, committee fees, meeting attendance fees, and equity awards. Based upon this review, the Compensation Committee recommended, and the board of directors approved, two changes to the compensation of our non-employee directors during 2008.
     First, the initial and annual equity awards to non-employee directors was changed. Prior to fiscal 2008, non-employee directors received stock options. Upon initial election or appointment to our board, a non-employee director was automatically granted an initial option to purchase 15,000 shares of common stock, which option vested upon grant, and each non-employee director continuing on our board was automatically granted an annual option to purchase 7,500 shares of common stock on the date of each annual meeting of stockholders, which option vested in three equal annual installments commencing on the grant date. The exercise price of each stock option was equal to the fair market value of our common stock on the date of grant, based upon the last sale price of our common stock on that date. Commencing with the 2008 annual meeting, each non-employee director receives an annual award of shares of restricted stock with an aggregate fair market value, based on the last sale price of our common stock on the date of grant, equal to $50,000, which award vests in four equal quarterly installments over the succeeding year. In addition, each person who is first elected or appointed as a non-employee director will receive an initial award of restricted shares with a fair market value equal to $100,000, which award will vest in three equal installments on the first, second and third anniversary of such grant. In December 2008, the Compensation Committee established that the number of shares granted upon first election or appointment of a director is to be based upon the average closing sale price of our common stock over the 12 months preceding the grant date.
     Second, the Compensation Committee approved a $7,500 annual fee to be paid to the chairman of each of the three key committees of the board.
     We do not provide any life insurance, disability, health care coverage, retirement or pension plans or other benefits to our non-employee directors.

     As of April 6, 2009, options to purchase 207,941 shares of common stock were outstanding to our current non-employee directors, at exercise prices ranging from $1.50 to $17.38 per share. See the Director Compensation Table below.
Director Compensation Table
     The following table summarizes the total compensation we paid to our non-employee directors for fiscal 2008:
Director Compensation for Fiscal 2008

	Fees Earned
	or Paid	Stock		All Other
	in Cash	Awards	Option Awards	Compensation	Total
Name(1)	($)	($)(2)(3)	($)(3)(4)	($)	($)

Basil M. Briggs (5)	92,502	25,000	33,461	—	150,963
Kevin P. Collins	97,875	25,000	33,461	—	156,336
Anthony D. Pell (6)	109,333	25,000	33,461	—	167,794
John A. (Andy) Miller	81,375	25,000	—	—	106,375
Thomas J. Madden III (7)	9,000	—	—	—	9,000

(1)	Sidney Hinton, who served as a director and executive officer during fiscal 2008, is not included in this table because he was our employee during fiscal 2008 and received no separate or additional compensation for his service on the board of directors. The compensation received by Mr. Hinton as our employee during fiscal 2008 is shown in the Summary Compensation Table under “Executive Compensation.”

(2)	The following table shows the number of unvested shares of restricted stock outstanding, and the number of shares of common stock that could be acquired upon the exercise of outstanding options, held by the non-employee directors as of December 31, 2008:

		Unvested Shares of
		Restricted
	Options Outstanding on	Stock Outstanding as of
Name(a)	December 31, 2008(b)	December 31, 2008(c)

Kevin P. Collins	97,026	2,893
Anthony D. Pell	95,915	2,893
John A. (Andy) Miller	15,000	2,893
Thomas J. Madden III	0	11,111

(a)	The outstanding options held by Mr. Hinton as of December 31, 2008 are shown in the Outstanding Equity Awards at Fiscal Year-End Table under “Executive Compensation.” Mr. Briggs resigned from the board on October 16, 2008 so he is not included in the table below.

(b)	All options were fully vested as of December 31, 2008, except for options to purchase 2,500 shares of common stock granted on June 11, 2007 to Messrs. Collins and Pell, which vest on June 11, 2009.

(c)	Represents only shares of restricted stock that had not vested as of December 31, 2008.

(3)	On June 9, 2008, Messrs. Briggs, Pell, Collin and Miller were each granted an annual director award of 5,787 shares of restricted stock, vesting in four equal quarterly installments over the succeeding year, and the grant date fair value of this award was $8.64 per share, as computed in accordance with FAS 123(R), based upon the fair value of the stock award based upon last sale price of the common stock on the date of grant. On December 10, 2008, Mr. Madden was granted an initial director award of 11,111 shares of restricted stock, vesting in three equal quarterly installments commencing on the first anniversary of the date of the award, and the grant date fair value of this award was $3.52 per share, as computed in accordance with FAS 123(R), based upon the fair value of the stock award based upon last sale price of the common stock on the date of grant. The amounts in this column reflect the proportionate amount of the total fair value of these stock awards recognized as compensation expense for financial statement reporting purposes for fiscal 2008, in accordance with FAS 123(R).

(4)	No stock options were granted to the directors in fiscal 2008, although stock option awards were granted to the directors in fiscal 2007 and fiscal 2006. The amounts in this column reflect the proportionate amount of the total fair value of those fiscal 2007 and fiscal 2006 stock option awards recognized as compensation expense for financial statement reporting purposes for fiscal 2008, in accordance with FAS 123(R). The grant date fair value of those awards, and the compensation expense for fiscal 2008 associated therewith, were calculated using the assumptions included in note 14, “Share-Based Compensation,” to our audited consolidated financial statements for fiscal 2008 included in our Annual Report on Form 10-K filed with the SEC on March 12, 2009, excluding the impact of estimated forfeitures related to service-based vesting conditions.

(5)	Includes fees paid to Mr. Briggs as our non-executive Chairman of the Board during fiscal 2008. Mr. Briggs resigned from the board on October 16, 2008.

(6)	Includes fees paid to Mr. Pell as our non-executive Chairman of the Board during fiscal 2008 commencing upon his appointment on October 16, 2008.

(7)	Mr. Madden was appointed to our board on December 10, 2008.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     We have adopted a written policy regarding the review and approval of related person transactions. Under this policy, our Audit Committee, all the members of which are independent directors, must review any material transaction in which we are a participant and any related person has a direct or indirect material interest. The Audit Committee may approve the related person transaction if it determines that the transaction is on terms that are comparable to, or no less favorable to us than, terms that could be obtained from unaffiliated persons, and that the transaction is in or not inconsistent with the best interests of us and our stockholders. For purposes of this policy, related persons means our directors, officers, 5% stockholders, the immediate family members of any of the foregoing persons, and any firms, corporations, partnerships or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
     Jonathan Hinton, who was employed by our PowerSecure subsidiary as a Senior Vice President until he resigned in October 2008, is the son of Sidney Hinton, who is our President and Chief Executive Officer. On January 1, 2007, we entered into an employment and non-competition agreement with Jonathan Hinton, which provided for his employment to continue on an “at will” basis under the following terms: no base salary; a $150,000 signing bonus; commissions based upon the gross margin of sales of projects, equipment and inventory generated by his primary sales efforts; a company owned or leased vehicle; standard employee benefits; and a two year post-employment non-competition covenant. In accordance with his employment agreement, Jonathan Hinton earned commissions of $1,618,646 for services rendered during fiscal 2008. While Jonathan Hinton terminated his employment with us in October 2008, we have continued to utilize his services on a part-time consulting basis for hourly-based compensation. In addition, Jonathan Hinton will continue to receive commission payments for projects that had not been completed as of December 31, 2008.
     We have entered into indemnification agreements with each of our directors and our executive officers. These agreements require us to indemnify such persons against certain liabilities that may arise against them by reason of their status or service as our officers or directors, to the fullest extent permitted by Delaware law, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We maintain insurance policies covering our officers and directors under which the insurer has agreed to pay the amount of any claim made against the officers or directors that such officers or directors may otherwise be required to pay or for which we are required to indemnify such officers and directors, subject to certain exclusions and conditions, up to policy limits. We believe these agreements and insurance policies are necessary to attract and retain qualified individuals to serve as directors and executive officers.

AUDIT COMMITTEE REPORT
     The Audit Committee of the board of directors consists of three members of the board, each of whom is independent under our Standards of Director Independence, the current listing standards of The Nasdaq Stock Market and the applicable rules and regulations of the SEC. The Audit Committee operates under a formal written charter, which has been approved by the board of directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the charter of the Audit Committee is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
     Our management is responsible for the preparation, presentation and integrity of our financial statements and for establishing and maintaining the integrity of our accounting and financial reporting processes, including our system of internal control over financial reporting, the audit process and the process for monitoring compliance with laws and regulations and ethical business standards. Our independent registered public accounting firm is responsible for performing an independent audit of our annual consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion and issuing a report as to the conformity of such financial statements with generally accepted accounting principles, as well as for issuing a report on the effectiveness of our internal control over financial reporting. The role of the Audit Committee is to assist the board of directors in fulfilling its responsibilities to monitor and oversee the quality and integrity of these financial reporting processes. Additionally, the Audit Committee has the sole authority to appoint, retain, fix the compensation of, and oversee our independent registered public accounting firm and to grant the prior approval of the nature and scope of and the fee arrangements for audit and permitted non-audit services by our independent registered public accounting firm.
     In discharging its oversight responsibilities, the Audit Committee reviewed, and met and held discussions with management and with Hein & Associates LLP, our independent registered public accounting firm, regarding, our audited consolidated financial statements for the fiscal year ended December 31, 2008. The Audit Committee also discussed with Hein the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee met with Hein, with and without management present, to discuss and review the results of their examination of our financial statements and the overall quality, not just the acceptability, of our financial reports and accounting principles. The Audit Committee also considered and discussed with management and Hein other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.
     In addition, the Audit Committee received from Hein the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Hein their independence and considered the compatibility of non-audit services performed by Hein with their independence.
     Based upon the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors approved, that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission. In addition, the Audit Committee has appointed Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2009, and recommends that stockholders ratify that appointment.
     The members of the Audit Committee are not professional accountants or members of a registered public accounting firm, and, as specified in its charter, it is not the duty of the Audit Committee to prepare financial statements, to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. In discharging its duties, the Audit Committee has relied on (i) management’s representation that our annual consolidated financial statements were prepared with integrity and objectivity and in accordance with generally accepted accounting principles, and (ii) the report of our independent registered public accounting firm with respect to such financial statements.
Audit Committee
Anthony D. Pell, Chairman
Kevin P. Collins
John A. (Andy) Miller

INCORPORATION BY REFERENCE
     To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or incorporated into any other filing that we make with the SEC.
ANNUAL REPORT
     Our 2008 Annual Report to Stockholders, which contains our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and includes our audited consolidated financial statements for the fiscal year ended December 31, 2008, accompanies this proxy statement but is not a part of this proxy statement or our proxy solicitation materials. We will provide, without charge, additional copies of our 2008 Annual Report to any stockholder upon receipt of a written request, addressed to PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, attention: Chief Financial Officer. In addition, our 2008 Annual Report to Stockholders is available electronically at www.edocumentview.com/powr.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5, and to furnish us with copies of all such reports that they file. Based solely upon our review of the copies of such forms received by us, we believe that, during fiscal 2008, all reports required by Section 16(a) to be filed by such persons were timely filed, except that one report of an employee stock option grant was filed late by each of Messrs. Hutter and Zuiderveen.
STOCKHOLDER PROPOSALS
     Stockholders may submit proper proposals for consideration at future stockholder meetings, if they comply with the requirements of federal and state laws and regulations and our amended and restated by-laws, which are summarized below.
Proposals to be Included in our Proxy Materials
     In order for a stockholder proposal to be considered for inclusion in our proxy materials for our 2010 annual meeting of stockholders, the written proposal must be received by our corporate secretary at our principal executive offices on or before December 17, 2009. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act, including the SEC regulations under Rule 14a-8. The timely submission of a stockholder proposal does not guarantee that it will be included in our proxy materials for the 2010 Annual Meeting.
Other Proposals and Nominations
     Our by-laws establish advance notice procedures that a stockholder must comply with in order (i) to nominate persons for election to our board of directors at an annual meeting of stockholders or (ii) to bring other items of business before an annual meeting of stockholders that will not be included in our proxy materials pursuant to Rule 14a-8.
     Our by-laws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of the meeting given by or at the direction of our board of directors, (2) brought before the meeting by or at the direction of our board of directors, or (3) otherwise properly brought before the meeting by a stockholder who (a) was a stockholder of record both when such stockholder gave such notice and at the time of the annual meeting, (b) is entitled to vote at the annual meeting, and (c) complies with the notice procedures in our by-laws by delivering timely written notice to our corporate secretary, which notice must contain the information specified in our by-laws concerning the matters to be brought before such Annual Meeting and concerning the stockholder making the proposal. These by-law requirements are separate from the SEC requirements under Rule 14a-8 that a stockholder must comply with in order to have a stockholder proposal included in our proxy statement.

     These advance notice procedures require that, among other things, notice of a stockholder proposal of an item of business not intended to be included in our proxy statement must be submitted by a stockholder in writing to and received by our Secretary not less than 90 days nor more than 120 days prior to the one year anniversary of the preceding year’s annual meeting, unless the date of the annual meeting is more than 30 days before or after the anniversary of the date of the preceding annual meeting, in which case we must receive the notice not later than 90 days before the date of the annual meeting or, if later, 10 days following the date on which public disclosure of the date of the annual meeting is first made. For stockholder proposals to be timely for our 2010 annual meeting, a stockholder must deliver written notice to our corporate secretary at our principal executive officers not earlier than January 30, 2010 and not later than March 10, 2010. However, if the date of our 2010 annual meeting is changed by more than 30 days from the anniversary date of the 2009 Annual Meeting, then the notice of the stockholder proposal must be received not later than 90 days before the date of the 2010 annual meeting or, if later, 10 days following the date on which public announcement of the date of the 2010 annual meeting is first made.
     In addition, our by-laws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, a stockholder must give timely notice of such nomination to our secretary at our principal executive offices, which notice must contain the information specified in our by-laws concerning the person to be nominated as a director and concerning the stockholder making the nomination. To be timely, such notice must be received by our secretary within the time period described in the paragraph above for stockholder proposals not intended to be included in our proxy statement. In addition, the proposed nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee.
     Only such business may be conducted at an annual meeting of stockholders as shall have been properly brought before the annual meeting in accordance with the procedures set forth in the advance notice provisions of our by-laws. The chairman of our 2010 annual meeting of stockholders will have the discretion to determine if a nomination or another item of business proposed by a stockholder has been proposed in accordance with the procedures set forth in our by-laws, and if not, declare that the nomination or other item of business be disregarded. Only nominations for director and proposals of other items of business submitted in accordance with the advance notice provisions of our by-laws will be eligible for presentation at our 2010 annual meeting of Stockholders, and any matter not submitted in accordance with such provisions will not be considered or acted upon at our 2010 Annual Meeting.
     A copy of the relevant provisions of our by-laws regarding the requirements for making stockholder proposals and nominating director candidates may be obtained by a stockholder, without charge, upon written request to our corporate secretary at our principal executive offices.
Notice and Other Information
     All notices of nominations for director and proposals of other items of business by stockholders, whether or not to be included in our proxy materials, must be sent to us as follows:
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, NC 27587
Attention: Secretary
     Any stockholder proposal must also comply with all other applicable provisions of our second restated certificate of incorporation and our by-laws, the Exchange Act (including the rules and regulations under the Exchange Act), and Delaware law. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements. If we do not exclude the proposal, then the persons appointed as proxies in the proxy card solicited by the board of directors for the 2010 Annual Meeting may exercise discretionary voting authority to vote in accordance with their best judgment on any proposal submitted outside of Rule 14a-8.

OTHER MATTERS
     As of the date of this proxy statement, the board of directors knows of no other matters to be presented at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the persons appointed as proxies in the accompanying proxy card will have the discretionary authority to vote the shares represented by the proxy card in accordance with their best judgment.

By Order of the Board of Directors Sidney Hinton President and Chief Executive Officer
Wake Forest, North Carolina
April 17, 2009
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders To Be Held on June 1, 2009:
This proxy statement and our 2008 Annual Report to Stockholders are available at
www.edocumentview.com/powr.

PowerSecure International, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

 A   Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.
1.	To elect two directors, each to serve for a term of three years and until his successor is duly elected and qualified.
+

	For	Withhold

01 - Anthony D. Pell	☐	☐

02 - Thomas J. Madden III	☐	☐
 B   Proposals — The Board of Directors recommends a vote FOR Proposal 2.

		For	Against	Abstain

2.	To ratify the appointment of Hein & Associates LLP as PowerSecure’s independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

3.	In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
 C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

■	1 U P X 0 2 1 7 6 0 2	+
<STOCK#>          011LPC

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PowerSecure International, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 1, 2009
The undersigned stockholder of PowerSecure International, Inc. hereby appoints Sidney Hinton and Christopher T. Hutter, or either of them, with full power and substitution, as proxy or proxies of the undersigned, to represent the undersigned, and to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of PowerSecure that the undersigned is entitled to vote, at the 2009 Annual Meeting of Stockholders of PowerSecure International, Inc. called to be held on Monday, June 1, 2009, at 9:00 a.m. at the Hampton Inn Hotel, 1904 South Horner Boulevard, Sanford, North Carolina, and at any adjournments or postponements thereof, as indicated on the reverse.
The shares represented by this proxy card when properly executed will be voted as specified. If no specification is made, the shares will be voted FOR Proposals 1 and 2 and in accordance with the discretion of the proxies upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. All proxies previously given are hereby revoked. Receipt of the accompanying Proxy Statement is hereby acknowledged.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held June 1, 2009:
The proxy statement and our 2008 Annual Report to Stockholders are available at www.edocumentview.com/POWR
(Items to be voted appear on reverse side.)

PowerSecure International, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 1, 2009.

Vote by Internet
•	Log on to the Internet and go to
www.envisionreports.com/POWR

•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

 A   Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.
1. To elect two directors, each to serve for a term of three years and until his successor is duly elected and qualified.

	For	Withhold	+
01 – Anthony D. Pell	☐	☐
02 – Thomas J. Madden III	☐	☐
 B   Proposals — The Board of Directors recommends a vote FOR Proposal 2.

	For	Against	Abstain
2. To ratify the appointment of Hein & Associates LLP as PowerSecure’s independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

3. In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
 C   Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance Please check this box if you are planning to attend the Annual Meeting of Stockholders.	☐

 D   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PowerSecure International, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 1, 2009
The undersigned stockholder of PowerSecure International, Inc. hereby appoints Sidney Hinton and Christopher T. Hutter, or either of them, with full power and substitution, as proxy or proxies of the undersigned, to represent the undersigned, and to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of PowerSecure that the undersigned is entitled to vote, at the 2009 Annual Meeting of Stockholders of PowerSecure International, Inc. called to be held on Monday, June 1, 2009, at 9:00 a.m. at the Hampton Inn Hotel, 1904 South Horner Boulevard, Sanford, North Carolina, and at any adjournments or postponements thereof, as indicated on the reverse.
The shares represented by this proxy card when properly executed will be voted as specified. If no specification is made, the shares will be voted FOR Proposals 1 and 2 and in accordance with the discretion of the proxies upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. All proxies previously given are hereby revoked. Receipt of the accompanying Proxy Statement is hereby acknowledged.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held June 1, 2009:
The proxy statement and our 2008 Annual Report to Stockholders are available at www.envisionreports.com/POWR
(Items to be voted appear on reverse side.)